Exhibit 10.1

LEASE AGREEMENT

by and between

INTERCONTINENTAL FUND III 117 KENDRICK STREET, LLC

as Landlord

and

VERASTEM, INC.

as Tenant

With respect to the property known as

Cutler Lake Corporate Center

117 Kendrick Street, Needham, Massachusetts

Dated as of

April 15, 2014

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) dated as of the 15th day of April, 2014 (the “Effective Date”), by and between INTERCONTINENTAL FUND III 117 KENDRICK STREET, LLC, a Massachusetts limited liability company (the “Landlord”), and VERASTEM, INC., a Delaware corporation (the “Tenant”).

Intending to be legally bound, Landlord and Tenant agree as set forth below.

1.                                      PREMISES.  Landlord leases to Tenant and Tenant leases from Landlord the Premises, subject to the covenants and conditions set forth in this Lease, for the Lease Term commencing on the Lease Commencement Date and expiring on the Expiration Date, unless extended or terminated earlier as otherwise provided in this Lease, as all such terms are hereinafter defined. Tenant shall be entitled to possession of the Premises as of the Lease Commencement Date, and shall yield possession to the Landlord on the Expiration Date, except as otherwise expressly provided herein. For purposes of this Lease, the premises shall consist of a total of approximately 15,197 rentable square feet located on the first (1st) floor (the “Premises”) as more particularly outlined on Exhibit “A” attached hereto and made part of hereof in the building commonly known as Cutler Lake Corporate Center (the “Building”) erected on certain land (the “Land”) located at 117 Kendrick Street, Needham, Massachusetts, together with rights of ingress and egress thereto, and with the right in common with others to use, to the extent applicable, the common passageways, stairways and vestibules, lobbies, hallways, entrances, stairs, and any passageways thereto, toilets, refuse facilities and other areas or facilities within the Building for the general use, convenience and benefit of Tenant and other tenants and occupants of the Building and the common pipes, ducts, vents, laboratory infrastructure, conduits, wires, telephone and electrical closets, and appurtenant equipment serving the Premises or to serve the Premises upon completion of the Initial Improvements or later Alterations; the common walkways, sidewalks, landscaping, driveways and loading docks associated with the Building, and to pass over and park on that portion of the Land owned by Landlord and designated by Landlord on Exhibit “A” for Tenant’s parking.  Tenant acknowledges and accepts the rentable square feet as set forth in this Lease and Tenant shall not have the right to demand re-measurement or recalculation of the rentable square feet with respect to the Premises or the Building. Landlord hereby reserves the right to re-measure the Building from time to time upon which the rentable square feet as set forth herein and Tenant’s Proportionate Share (as defined in Exhibit D) shall be adjusted accordingly, but in no event shall Fixed Rent or Additional Rent increase from the amounts set forth herein as of the Effective Date.

2.                                      LEASE TERM.  The lease term for the Premises (the “Lease Term”) shall commence on the Effective Date (the “Lease Commencement Date”) and shall expire on the last day of the sixtieth (60th) full month following the Rent Commencement Date (the “Expiration Date”). Upon the Lease Commencement Date, Tenant shall have the right to access the Premises for the purposes of performing the Initial Improvements subject to all terms and condition of this Lease.

2.2                               Upon the Rent Commencement Date, Tenant shall, within ten (10) Business Days (as hereinafter defined) of receipt thereof, execute and deliver a Commencement Date Certificate to Landlord in the form attached hereto as Exhibit “B” confirming the Rent Commencement Date, schedule with respect to Fixed Rent and Expiration Date.  If Tenant fails to execute and return said Commencement Date Certificate within the ten (10) Business Day period, the Lease Commencement Date, Expiration Date and schedule with respect to Fixed Rent shall be those terms set forth on the Commencement Date Certificate as reasonably determined by Landlord.

3.                                      FIXED RENT.

3.1                               Subject to any Tenant Delay (as defined in Section 10.6), Tenant shall pay fixed rent (the “Fixed Rent”) beginning on the earlier of: (a) December 1, 2014; or (b) the date upon which the Initial Improvements are Substantially Complete (as such terms are defined in Section 10.6) (the “Rent Commencement Date”), on the first day of each calendar month during the term hereof in monthly installments according to the schedule set forth on Exhibit “C” attached hereto and made a part hereof, without prior notice or demand, and without any setoff or deduction whatsoever, in advance, at such place as Landlord may direct. If the Lease Term shall commence or expire on other than the first or last day of a calendar month, such monthly installment of Fixed Rent and any applicable Additional Rent (as defined in Section 4), as set forth below, shall be prorated for each calendar day of such partial month and the first (1st) year of the Lease Term shall expire on the last day of the full twelfth (12th) calendar month following the Rent Commencement Date.

3.2                               If any portion of Fixed Rent, Additional Rent or any other sum payable to Landlord hereunder shall be due and unpaid for more than five (5) days after its due date, it shall bear interest at a rate equal to five percent (5%) per annum. In addition, Tenant shall pay a late charge equal to five percent (5%) of the late payment. If any payment tendered by Tenant shall fail collection on presentment, Tenant shall reimburse Landlord for all charges imposed by Landlord’s bank on account thereof and pay to Landlord a bad check fee equal to $100.00. In no event shall Landlord be deemed to contract for or receive charges by way of interest or otherwise in excess of those permitted by law and any sum paid in excess of that permitted by law shall be refunded or credited to Tenant.

4.                                      ADDITIONAL RENT.  In addition to Fixed Rent, and as more fully set forth on Exhibit “D” attached hereto and made a part hereof, Tenant shall pay to Landlord, without demand, deduction or setoff, as “Additional Rent” (which amounts along with any other amounts or charges which may become due or payable by Tenant to Landlord may collectively or separately be referred to as “Rent” hereunder): (a) Tenant’s Proportionate Share of Operating Expenses to the extent the Operating Expenses (on a per rentable square foot basis) exceed the Operating Expense Stop; and (b) Tenant’s Proportionate Share of Taxes to the extent the Taxes (on a per rentable square foot basis) exceed the Tax Expense Stop (as such terms are defined in Exhibit “D”).

5.                                      LETTER OF CREDIT.

5.1                               As of the Effective Date, Tenant has deposited with Landlord the sum of $202,626,67, subject to reduction as hereinafter set forth, as security in the form of a standby letter of credit (the “Letter of Credit”) for the faithful performance and observance by Tenant of the terms, covenants, conditions, agreements and provisions of this Lease.  In the event no Event of Default exists and the Landlord has not lawfully drawn on the Letter of Credit on the second anniversary of the Lease Commencement Date, Tenant may replace the Letter of Credit or have the Letter of Credit amended to provide that the face amount of the new or amended Letter of Credit is $162,101.33 and Landlord shall cooperate as necessary to effectuate such reduction in the amount of the Letter of Credit.  It is agreed that in the event Tenant is in an Event of Default in respect of any of the terms, covenants, conditions, agreements and provisions of this Lease, including, but not limited to, the payment of Fixed Rent and Additional Rent, Landlord may draw upon the whole or any part of the Letter of Credit to the extent required for the payment of any Fixed Rent, Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be reasonably required to expend by reason of Tenant’s default in respect of any of the terms, covenants, conditions, agreements and provisions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord.

In the event Landlord so draws upon the Letter of Credit, Tenant shall, within ten (10) Business Days following notice from Landlord, promptly restore the face amount of the Letter of Credit to its original amount.  In the event that Tenant shall fully and faithfully comply with all of the terms, covenants, conditions, agreements and provisions of this Lease, the Letter of Credit shall be returned to Tenant, within thirty (30) days after the Expiration Date (and Landlord agrees to promptly execute and deliver such documentation as the bank issuing the Letter of Credit reasonably requires to evidence the termination of the Letter of Credit).  In the event of a sale of the land and the Building, Landlord shall have the right to either:  (a) transfer the Letter of Credit to Tenant and Landlord shall thereupon be released by Tenant from all liability for the return of such Letter of Credit; or (b) transfer the Letter of Credit to the new Landlord in which case Tenant agrees to look to the new Landlord solely for the return of said Letter of Credit.  Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.  In the event of any bankruptcy or other insolvency proceeding against Tenant, it is agreed that Landlord may draw upon the Letter of Credit and apply the proceeds to Rent and other charges due to Landlord for the last month of the Lease Term and each preceding month until such Letter of Credit is fully applied.

5.2                               The Letter of Credit at all times shall be in form and content reasonably satisfactory to Landlord.  The Letter of Credit shall be issued by a commercial bank, trust company or national banking association, which has outstanding, unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for an outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then (and thereafter continues to be) rated, without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation “A” or better by Moody’s Investment Service (or its successor) and “A” or better by Standard & Poor’s Ratings Service (or its successor) (and is not on credit-watch or similar credit review with negative implication), and has combined capital, surplus and undivided profits of not less than $1,000,000,000.00.  Landlord hereby approves Silicon Valley Bank as the issuing bank for the Letter of Credit.  In the event the issuer of the Letter of Credit is downgraded so that it no longer satisfies the rating requirements set forth in this Section 5.2, Landlord shall have the right to require Tenant to procure a replacement Letter of Credit from an issuer that satisfies the rating requirements of this Section 5.2 within fifteen (15) Business Days after Landlord notifies Tenant of such requirement; provided that Landlord shall cooperate with Tenant in exchanging the existing Letter of Credit for the new Letter of Credit so that Tenant is not required to have two Letters of Credit outstanding simultaneously.

6.                                      USE OF PREMISES.  Tenant covenants and agrees to use and occupy the Premises for general office use and laboratory purposes as permitted by law and for no other purpose without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed (the “Permitted Use”).  Tenant shall not use or permit any use of the Premises which creates any safety or environmental hazard, or which would: (a) be dangerous to the Premises, the Building or other tenants of the Building, or (b) be unreasonably disturbing to other tenants of the Building, or (c) cause any material increase in the premium cost for any insurance which Landlord may then have in effect with respect the Building generally. Except as set forth herein, Tenant shall be responsible, at its sole cost and expense, for obtaining any and all applicable permits necessary to occupy the Premises for the Permitted Use throughout the Lease Term.

7.                                      CONDITION OF PREMISES.

7.1                         EXCEPT FOR THE IMPROVEMENT ALLOWANCE AS DEFINED IN SECTION 10.5, OTHER SPECIFIC REQUIREMENTS OF THIS LEASE, AND SECTIONS 7.2-7.4 BELOW, LANDLORD SHALL NOT BE RESPONSIBLE FOR MAKING ANY IMPROVEMENTS OR

CONTRIBUTING ANY ALLOWANCES TOWARDS THE PREMISES. LANDLORD MAKES NO REPRESENTATION OR WARRANTY THAT THE PREMISES ARE FIT OR ZONED FOR THE PERMITTED USE AND TENANT SHALL ACCEPT THE PREMISES UPON THE LEASE COMMENCEMENT DATE IN ITS “AS-IS” CONDITION.

7.2                               Notwithstanding any terms and conditions set forth herein to the contrary, as of the Lease Commencement Date, Landlord shall deliver the Premises to Tenant with all of the existing Building systems that serve more than just the Premises in good working order and not in violation of applicable laws including but not limited to the electrical, plumbing, HVAC, and life safety systems (collectively, the “Base Building Systems”).

7.3                               As of the Effective Date, Landlord, to the best of its actual knowledge, without due inquiry, hereby acknowledges that it has not received any notice that the Building and Premises are in violation of any applicable laws or building codes, including without limitation, the Americans with Disabilities Act.  Landlord shall ensure that the Building and Premises are not in violation of any applicable laws as of Effective Date and shall be responsible for any costs or work required to cure the same as of the Effective Date.

7.4                               Landlord at its sole cost and expense shall provide two (2) additional skylights and retrofit (but not relocate) existing skylights within the Premises for a total of four (4) skylights, subject to a mutually agreed upon design. Tenant shall have the right to add additional skylights at its sole cost and expense, subject to Landlord approval of size and location. Additionally, in the event Landlord requires Tenant’s deliveries not come through the Building common areas, Landlord shall install a paved walkway from the rear entry way to the existing paved walkway accessing the street for Tenant’s deliveries, subject to the Town of Needham approvals.

8.                                      HAZARDOUS MATERIALS.

8.1                               Limitations on Use.  Tenant shall not transport, use, store, maintain, handle, generate, manufacture, dispose, discharge or release any Hazardous Material (as defined below in Section 8.2) upon or about the Premises, or permit Tenant’s agents to engage in such activities upon or about the Property in violation of applicable laws and regulations. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within the Premises of Hazardous Materials customarily used in the business or activity expressly permitted to be undertaken in the Premises under this Lease; provided: (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant’s business therein, strictly in accordance with all applicable laws, and the manufacturers’ instructions therefor, (b) such substances shall not be disposed of, discharged or released in or about the Premises (except as may be permitted by applicable law), and shall be transported to and from the Premises in compliance with all applicable laws, (c)  as required by applicable law, Tenant shall make arrangements at Tenant’s sole cost and expense for the disposal of Hazardous Material directly with a qualified and licensed disposal company at a lawful disposal site and shall not use Landlord’s dumpsters for the disposal thereof; (d) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease, and (e) for purposes of removal and disposal of any such substances for which applicable law requires such a classification, Tenant shall be named as the owner and generator, obtain a waste generator identification number, and execute all applications, permits, manifests, waste characterization documents and any other required forms.

8.2                               Notices Regarding Hazardous Materials. Tenant shall immediately notify Landlord in writing of: (a) any enforcement, cleanup or other regulatory action taken or threatened in writing by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof to other property, to the extent caused by Tenant or its operation in the Premises, (b) any demands or claims made or threatened by any party relating to any loss or injury resulting from any Hazardous Material placed or introduced into the Premises by Tenant, (c) any discharge, release or non-routine, improper or unlawful disposal or transportation by Tenant of any Hazardous Material on or from the Premises or in violation of Section 8, and (d) any matters where Tenant is required by law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises.  Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety law.  At such times as Landlord may reasonably request, but not more than once in any calendar year unless there is a Tenant Event of Default hereunder, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet (the “MSDS”) issued by the manufacturer or supplier therefore, and such other information as Landlord may reasonably require or as may be required by law.  The term “Hazardous Material” for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community “right-to-know” requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

8.3                               Indemnifications Regarding Hazardous Materials. Tenant shall hereby release, indemnify and defend Landlord from, and reimburse Landlord for, any cost, claim, loss, or liability suffered directly or from a third-party claim arising out of or related to any Hazardous Materials resulting from Tenant’s use of the Premises or Building as set forth in this Section 8.  Landlord shall hereby release, indemnify and defend Tenant from, and reimburse Tenant for, any cost, claim, loss, or liability suffered directly or from a third-party claim arising out of or related to any Hazardous Materials resulting from Landlord’s use of the Premises or Building. Tenant’s and Landlord’s obligations pursuant to this Section 8.3 shall survive the expiration or earlier termination of this Lease. As of the Effective Date, Landlord, to the best of its knowledge, hereby acknowledges that it is unaware of any Hazardous Materials in the Building.

8.4                               Indemnification and Remediation. If any Hazardous Material is released, discharged or disposed of by Tenant or Tenant’s agent on or about the Premises or Building in violation of Section 8, Tenant shall immediately, properly and in compliance with all applicable laws clean up and remove the Hazardous Material from the Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant’s expense (without limiting Landlord’s other remedies therefore).  Such clean up and removal work shall be subject to Landlord’s prior written approval (except in emergencies), which shall not be unreasonably withheld, delayed or conditioned, and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any court or governmental body having jurisdiction or reasonably required by Landlord.  If Landlord or any lender or governmental body arranges for any tests or studies and such tests or studies show with reasonable conclusion that Section 8 has been violated by Tenant, Tenant shall pay for the reasonable, actual costs of such tests.  Nothing in Section 8 shall be construed as preventing Tenant from obtaining additional testing at its own expense.  During the Lease Term, Landlord shall have the option to retain a consultant who will conduct an investigation to verify that no portion of the Building (including the Premises, to the extent Landlord has reasonable cause to believe that there is such a use) is being used for any activities involving, directly or indirectly, the unlawful use, storage, maintenance, handling, generation, manufacture, disposal, discharge or release of any Hazardous Material (except to the extent permitted hereunder) at no cost to Tenant unless Landlord had reasonable cause to believe Tenant was not in compliance with the terms of this Section 8. Subject to terms and conditions of this Lease regarding Landlord’s access, Tenant hereby grants to Landlord, its agents, employees, consultants and contractors the right to enter upon the Premises and to perform such tests on the Premises as are reasonably necessary to conduct any such investigation. Tenant’s obligations pursuant to this Section 8 shall survive the expiration or earlier termination of this Lease. In addition, Tenant shall hereby release, indemnify and defend Landlord and Landlord agents, and reimburse Landlord for any cost, claim, loss, or liability suffered directly or from a third-party claim arising out of or related to any Hazardous Materials resulting from Tenant’s use of the Premises or Building.

9.                                      INDEMNIFICATIONS.  Except to the extent caused by the negligence or willful misconduct of Landlord, Tenant covenants and agrees to exonerate, indemnify, defend, protect and save Landlord, Landlord’s managing agent and Landlord’s mortgagee (if any) (the “Landlord Parties”) harmless from and against any and all claims, demands, expenses, losses, suits and damages as may be occasioned by reason of: (a) any accident, injury or damage occurring in or about the Premises causing injury to persons or damage to property (including, without limitation, the Premises); and (b) the failure of Tenant to fully and faithfully perform the obligations and observe the conditions of this Lease. Except to the extent caused by the negligence or willful misconduct of Tenant, Landlord covenants and agrees to exonerate, indemnify, defend, protect and save Tenant, its managers and employees (if any) (the “Tenant Parties”) harmless from and against any and all claims, demands, expenses, losses, suits and damages as may be occasioned by reason of: (a) any accident, injury or damage occurring in or about any portion of the real property owned by Landlord (other than the Premises) on which the Premises are located causing injury to persons or damage to property (including, without limitation, the Premises); and (b) the failure of Landlord to fully and faithfully perform the obligations and observe the conditions of this Lease. Tenant’s and Landlord’s obligations pursuant to this Section 9 shall survive the expiration or earlier termination of this Lease.

10.                               ALTERATIONS, IMPROVEMENT ALLOWANCE, AND SKYLIGHT WORK

10.1                        Alterations by Tenant.  Tenant shall not make any alterations, additions, improvements or other changes in or to the Premises (other than the installation of typical office decorations, furniture and furnishings which are not affixed to the realty) (the “Alterations”), without Landlord’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that if the proposed Alterations will adversely affect the exterior or structural components of the Building, or the Building systems (including, but not limited to, the electric, HVAC, plumbing, telecommunication and security systems), Landlord may withhold its consent to such Alterations in Landlord’s sole discretion.  Without limitation, it shall not be unreasonable for Landlord to withhold its consent to any Alterations which would impose on Landlord any special maintenance, repair or replacement obligations not within the scope of those expressly provided for herein, unless Tenant agrees, at the time of its request for approval or notice of such Alterations, to pay all costs associated with Landlord’s meeting the additional obligations.  In addition, all Alterations shall be subject to the provisions of Sections 10.2 — 10.6 below.  Notwithstanding the foregoing, nonstructural Alterations costing less than $75,000.00 in the aggregate in any given calendar year shall require only notice to Landlord and not Landlord consent.

10.2                        Quality and Performance of Work.  All construction work required or permitted by this Lease shall be done in a good and workmanlike manner by contractors reasonably approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed and in compliance with the Building Rules and Regulations, attached hereto as Exhibit “E”, all insurance requirements of this Lease, and all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and other governmental authorities, including the requirements of the Americans with Disabilities Act (the “ADA”) (collectively, “Legal Requirements”).  In connection with any Alterations and the Initial Improvements (as defined below), Tenant acknowledges that it shall not take any action which would cause a work stoppage, picketing, labor disruption, or labor dispute (the “Labor Disruption”) and Tenant shall, at its sole cost and expense, take any and all actions reasonably necessary to resolve any Labor Disruption that may arise.

10.3                        Additional Covenants Regarding Alterations.

(a)                                 Except as otherwise set forth herein, all Alterations and Initial Improvements (as defined below) shall be: (i) at Tenant’s sole cost and expense; (ii) performed in accordance with plans and specifications approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; (iii) performed and maintained in compliance with all Legal Requirements; (iv) performed by contractors approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; and (v) performed and maintained in a good and workmanlike manner.  Where reasonably requested by Landlord, Tenant shall provide Landlord with as-built plans for any Alterations and Initial Improvements for which plans are used, regardless of whether the Alterations or Initial Improvements require Landlord’s consent hereunder.

(b)                                 Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant. Without limitation, Tenant shall be responsible for, and shall pay when due, all costs associated with the preparation of plans and the performance of Alterations, and the same shall be performed in a lien-free, good and workmanlike manner, and in compliance with all Legal Requirements.  In the event that Tenant shall fail to pay the costs associated with Alterations on a timely basis, and as a result of such failure, a statutory and/or common law lien is asserted against the Premises or the Building, and Tenant shall fail, within ten (10) Business Days after notice of such assertion, to cause (by payment, posting of a proper bond, or otherwise) such lien to be released of record, Landlord shall have the right (but not the obligation), at Tenant’s expense, to cause such lien to be bonded over or released of record.

(c)                                  Tenant shall ensure that all contractors and subcontractors performing Alterations and Initial Improvements are insured in amounts required by law.  If Landlord requests, certificates of such insurance shall be delivered to Landlord.  Tenant’s obligation to exonerate, indemnify, defend, protect and save Landlord Parties harmless, as set forth in Section 9, shall include without limitation all activities and work done by and on behalf of Tenant pursuant to Section 10 and shall commence on the date of execution hereof.

(d)                                 Tenant agrees that Landlord shall have the right to examine and inspect any Alterations and Initial Improvements; provided, however, that no such examination or inspection shall constitute an approval or warranty or give rise to any liability of Landlord with respect to any thereof.  In the performance of Alterations and Initial Improvements in accordance with this Lease, Tenant shall cause its contractors to use reasonable and diligent efforts not to interfere with ongoing operations on the Building and other areas outside of the Premises, to keep all construction areas clean and free of trash and debris, and otherwise to comply with any other reasonable rules and regulations established by Landlord with regard to construction activities.

(e)                                  Tenant shall provide copies of any warranties for Alterations and Initial Improvements and the materials and equipment which are incorporated into the Premises and the Building in connection therewith, and either assign to Landlord, or enforce on Landlord’s behalf, all such warranties to the extent repairs and/or maintenance on warranted items would be covered by such warranties and are otherwise Landlord’s responsibility under this Lease.

10.4                        Removal of Alterations.  Landlord shall notify Tenant in writing at the time of approval of (or within five (5) Business Days following Tenant notification of Landlord if approval is not required) any Alterations whether or not the proposed Alterations will be required to be removed by Tenant at the end of the Lease Term. Any Alterations of which Tenant is not notified by written notice to be removed upon expiration or earlier termination of the Lease shall not be required to be removed by Tenant upon expiration or earlier termination of the Lease.  Landlord shall not require removal of the Initial Improvements.

10.5                        Improvement Allowance.  Landlord shall provide to Tenant an allowance of $683,865.00 (the “Improvement Allowance”) to be used by Tenant solely toward “hard costs” associated with the initial build-out of the Premises (the “Initial Improvements”). Notwithstanding the foregoing, Tenant shall be permitted to apply up to $75,985.00 of the Improvement Allowance toward the application of “soft costs” including but not limited to the cost of furniture, fixtures, equipment, architectural and engineering fees.

10.6                        Initial Improvements.  The Initial Improvements: (a) shall be subject to the provisions of Sections 10.2, 10.3 and 10.4 above; (b) performed by contractor selected by Tenant and reasonably approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed provided that Landlord has preapproved The Richmond Group, Inc. as the potential general contractor for the Initial Improvements; and (c) based on plans and specifications approved by Landlord, which approval shall not be unreasonable withheld, conditioned or delayed (the “Initial Improvement Plans”); and (d) the following terms and conditions shall apply:

(i)                                Landlord shall pay Landlord’s Proportion (as hereinafter defined) of the cost shown on each requisition (as hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof until the entirety of the Improvement Allowance has been exhausted.  “Landlord’s Proportion” shall be a fraction, the numerator of which is the Improvement Allowance, and the denominator of which is the total contract price for the work. A “requisition” shall mean written documentation, including, without limitation, (i) invoices from Tenant’s contractors, vendors, service providers and consultants, and such other documentation as Landlord may reasonably request, showing in reasonable detail the cost of the items in question or improvements installed to date in the Premises, accompanied by certifications from Tenant that                         the amount of the requisition in question is true and correct and does not exceed the cost of the items or improvements covered by such requisition; and (ii) evidence that all of the Initial Improvements and other work done by or on behalf of Tenant which could give rise to any mechanic’s or materialman’s liens has been paid for in full and that any and all liens therefor that have been or may be filed have been satisfied of record or waived (the “Lien Waivers”) with respect to the prior month’s requisition. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each requisition in order to verify the amount thereof.

(ii)                                  Tenant shall not submit requisitions, nor shall Landlord have any obligation to advance funds on account of the Improvement Allowance, more often than once per month.

(iii)                               If Tenant fails to pay the amounts paid by Landlord to Tenant in the prior month’s requisition to Tenant’s contractors, vendors, service providers and consultants, Landlord shall thereafter have the right to have the Improvement Allowance paid directly to Tenant’s contractors, vendors, service providers and consultants.

(iv)                              Landlord shall have no obligation to pay any portion of the Improvement Allowance with respect to any requisition submitted twelve (12) months after the Lease Commencement Date (the “Outside Requisition Date”); provided, however, that if Tenant certifies to Landlord that it is engaged in a good faith dispute with a contractor, vendor, service provider or consultant, such Outside Requisition Date shall be extended while such dispute is ongoing, so long as Tenant is diligently pursuing the resolution of such dispute.  Tenant shall not be entitled to receive any portion of the Improvement Allowance except to the extent that it has submitted requisitions, and/or made demand therefor, on or before the Outside Requisition Date.  In the event Tenant has not utilized the Improvement Allowance on or before the Outside Requisition Date, Tenant shall be deemed to have forfeited any unused portion of said Improvement Allowance and shall have no rights thereto.

(v)                                 Upon written notice to Landlord prior to the Outside Requisition Date, Tenant shall be permitted to apply any unused portion of the Improvement Allowance toward Rent due under the Lease.

(vi)                              In addition to all other requirements hereof, Landlord’s obligation to pay the final requisition of the Improvement Allowance shall be subject to simultaneous delivery of all Lien Waivers in connection with the Initial Improvements.

(vii)                           Tenant acknowledges that if any of the Alterations or Initial Improvements must be completed beyond normal construction hours (Monday through Friday between the hours of 6:00 am to 3:30 pm) (the “Construction Hours”), Tenant shall pay to Landlord for cost of Landlord’s on-site supervisory personnel during such non-Construction Hours period at the rate of $35.00 per hour within thirty (30) days of invoice from Landlord.  In exercising any rights to limit or define the timing during which Tenant may undertake work related to any Alterations or Initial Improvements under this Lease or the Rules and Regulations of this Lease, Landlord, in its sole but reasonable discretion, shall only require that the most disruptive actions take place in off-hours and shall not unreasonably limit the general right of Tenant to have such construction activities take place during standard construction hours.

(viii)                        Landlord shall not be entitled to any construction management or other fees in connection with the Initial Improvements.

(ix)                              For purposes herein, “Substantial Completion” or “Substantially Complete” shall mean when: (a) the Initial Improvements have been completed in accordance with the Initial Improvement Plans subject to minor punch list items of a non-material nature that can be completed within thirty (30) days and do not interfere with Tenant’s ability to conduct business in the Premises as reasonably determined by Landlord; and (b) a certificate of occupancy from the applicable municipality has been obtained by Tenant, if necessary. For purposes hereof, a “Tenant Delay” shall be any act of omission of Tenant or its agents, employees, vendors or contractors that actually delays Substantial Completion of the Initial Improvements, including, without limitation: (i) changes requested by Tenant to the Initial Improvement Plans; or (ii) any other reasonable reason directly attributable to any act or omission or Tenant or its agents which causes a delay in the completion of the Initial Improvements. In the event of any Tenant Delay, the Rent Commencement Date shall be the date on which the Initial Improvements would have been Substantially Complete except for such Tenant Delay as reasonably determined by Landlord.

(x)                                 In-progress plans of the Initial Improvements are referenced in Exhibit “I” hereto (“Progress Plans”).  Landlord has approved the Progress Plans and will not disapprove any components of further advanced plans that is shown in and consistent with the Progress Plans.  Tenant’s use of the Premises for laboratory systems may require one or more of the following systems:  (i) ro/di water system; (ii) acid neutralization tank; (iii) Hazardous Waste Storage/Disposal Area; (iv) Autoclave glass washing system; (v) emergency generator system; (vi) laboratory vacuum system; (vii) Medical Air system; (viii) hot/cold rooms; (ix) specialized HVAC systems that supply the various specialized systems including the fume hoods throughout the Building installed by or on behalf of Tenant; (x) sinks;  and (xi) ice making machines (collectively, the “Laboratory Equipment”). To the extent any of these laboratory systems require use of common areas of the Property for access, venting or the like, Landlord shall reasonably accommodate Tenant in determining an appropriate location for such infrastructure and permitting Tenant, subject to all requirements of Section 10, to install, operate, service and maintain such infrastructure.  For purposes of confirmation herein, Tenant, at its sole cost and expense, shall be required to remove all Laboratory Equipment upon expiration or earlier termination of the Lease.

10.7                        Test Fit Allowance. Upon thirty (30) days of invoice from Tenant, Landlord agrees to reimburse Tenant’s architect for the cost of initial test fit plans in an amount not to exceed $1,519.70.

11.                               COVENANTS OF LANDLORD

11.1                        Landlord Services. Subject to reimbursement in accordance with Section 4 above, Landlord agrees to provide: (a) water and sewer services to the Building; (b) janitorial and cleaning services (to both the Premises and common areas of the Building on Business Days (as defined below)) provided, however, that Landlord shall not be required to provide janitorial or cleaning services to the portion of the Premises that is used by Tenant for laboratory services (the “Lab Area”); (c) landscaping services; and (d) snow removal services, all in amounts consistent with services provided in similar type buildings in the community, provided that: (i) Landlord shall not be liable for the failure to supply or interruption of any such service by reason of any cause beyond Landlord’s reasonable control; (ii) if Tenant requires installation of a separate or supplementary heating, cooling, ventilating and/or air conditioning system, Tenant shall pay all costs in connection with the furnishing, installation and operation thereof; and (iii) if Tenant requires janitorial and cleaning services beyond those provided by Landlord, Tenant shall arrange for such additional services through Landlord, and Tenant shall pay Landlord upon receipt of billing therefor.  Landlord shall also provide electricity services (in accordance with and subject to the terms and conditions of Section 12.1 below) and HVAC service to the Premises during Business Hours (in accordance with and subject to the terms and conditions of Section 12.1 below).  In addition, unless otherwise provided for in this Lease, and subject to Section 5, Landlord shall be responsible for the maintenance, repair and replacement of the Base Building Systems, exterior and structural repairs to the Building, and capital improvements to the Building, unless such repairs and replacements are necessitated by damage caused by the negligence or willful misconduct of Tenant or Tenant’s agents. For purposes herein, “Business Hours” shall mean 7:00 a.m. to 7:00 p.m. on Business Days, and 8:00 a.m. to 1:00 p.m. on Saturdays. For purposes herein, “Business Days” shall mean Monday through Friday, excluding Saturdays, Sundays, and federal or state holidays. Tenant acknowledges that the HVAC service supplied to the Premises operates via electricity, the costs of which will be separately metered to Tenant and paid by Tenant in accordance with Section 12.1 below.

11.2                        Cafeteria.

(a)                                 Landlord shall cause a cafeteria (the “Cafeteria”) to be located in the common area of the Building which shall be operated by an independent contractor (the “Independent Contractor”) for the use by Tenant and other tenants in the Building during regular breakfast and lunchtime hours. The net operating costs to Landlord of the Cafeteria shall constitute an Operating Expense pursuant to Exhibit “D” attached hereto. Landlord, in its sole and absolute discretion, hereby reserves the right to change the Independent Contractor from time to time, provided that throughout the Lease Term, the Cafeteria shall remain of similar size and quality as the Cafeteria that is operating as of the Effective Date.

(b)                                 The foregoing notwithstanding, in the event that in Landlord’s reasonable opinion, if it becomes uneconomical for Landlord to operate the Cafeteria during the Lease Term, upon thirty (30) days written notice to Tenant, Landlord shall no longer be obligated to provide a Cafeteria in the Building and Tenant shall not longer be obligated to pay for its Cafeteria Share of Operating Expenses.

11.3                  Fitness Room. Throughout the Lease Term, Landlord shall cause a fitness center (the “Fitness Room”) to be located in the common area of the Building for the use by Tenant and other tenants in the Building which shall be accessible by tenants in the Building twenty-four (24) hours per day, seven (7) days per week via key card entry or other reasonable access. Landlord does not make any representation or warranty as to the condition of the particular equipment located in the Fitness Room. Accordingly, other than as arises due to Landlord’s gross negligence or willful misconduct, Tenant hereby assumes all risks or injury, illness or even possible death in using the Fitness Room. In addition, Tenant covenants and agrees to exonerate, indemnify, defend, protect and save Landlord, Landlord’s managing agent and Landlord’s mortgagee harmless from and against any and all claims, demands, expenses, losses, suits and damages as may be occasioned by Tenant’s use of the Fitness Room other than as arises due to Landlord’s negligence or willful misconduct. The obligations of Tenant pursuant to this Section 11.3 hereunder shall survive expiration or earlier termination of this Lease.

11.4                        Shuttle Service.             Throughout the Lease Term, and provided that the 128 Business Council is still in business and providing services which benefit the Building, Landlord shall continue as a member company in the 128 Business Council, and shall undertake reasonable efforts to perpetuate the ability of Tenant to utilize the Needham shuttle service run by such 128 Business Council.  In the event that the 128 Business Council is no longer in business or not providing any beneficial services to the Building, Landlord shall not be required to be a member in the 128 Business Council.

11.5                        Lobby Directory; Entry Signage.  Throughout the term of the Lease, Tenant shall have: (a) lobby directory rights equal to the spaces given to other Tenants of comparable size, and (b) subject to Landlord’s prior reasonable approval of plans and/or specifications relating to the same and so long as such signage is consistent with other signage in the Building, Tenant entry signage rights allowing Tenant to place signage on a common area wall adjacent to the primary entrance to the Premises from the common area in a location reasonably satisfactory to Landlord.

11.6                        Dumpster.  Landlord, at its sole cost, shall provide an adequately sized dumpster and or compactor at the loading dock for Tenant’s use for the disposal of non-Hazardous Materials.

12.                               COVENANTS OF TENANT.  Tenant, at Tenant’s sole cost and expense, will:

12.1                   Beginning on the Lease Commencement Date, in addition to paying Fixed Rent and Additional Rent, Tenant shall pay to Landlord within thirty (30) days of invoice from Landlord, the cost of all separately metered utilities, including but not limited to electricity for the operation of HVAC, VAV fans, lights and plugs for general office use;

12.2                  Keep the Premises in good order and repair, reasonable wear and tear and damage due to casualty or eminent domain excepted;

12.3                  Surrender the Premises at the end of this Lease in the same condition in which Tenant has agreed to keep it during the Lease Term;

12.4                  Except as otherwise set forth herein, not place, erect, maintain or display any sign or other marking of any kind whatsoever on the windows, doors or exterior walls of the Premises and not place any blinds, curtains, drapes or coverings over the exterior windows or on the window surfaces which are visible from the outside of the Building;

12.5                  Other than the maintenance, repair and replacement responsibilities of Landlord under Section 11, be responsible for the maintenance of the Premises (including, but not limited to, any Alterations, improvements, fixtures, equipment and systems contained therein), whether installed by Landlord or by Tenant, and for the repair and replacement of any part of the Premises and the Building made necessary by reason of damage thereto caused by the negligence or willful misconduct of Tenant or Tenant’s employees, servants, agents or invitees.  In the event Tenant shall fail to perform such maintenance, repairs or replacements within sixty (60) days of the date such work becomes necessary, Landlord may, but shall not be required to, perform such work and charge the amount of the expense therefor, with interest accruing and payable thereon, all in accordance with Section 20 below;

12.6                        Comply with all laws, enactments and regulations of any governmental authority relating or applicable to Tenant’s occupancy of the Premises and any covenants, easements and restrictions governing the Land or Building where such compliance is not the obligation of Landlord hereunder, and indemnify, defend and hold Landlord harmless from all consequences from its failure to do so;

12.7                        Promptly notify Landlord upon becoming aware of any damage to or defects in the Premises, any notices of violation received by Tenant and of any injuries to persons or property which occur therein or claims relating thereto;

12.8                        Subject to Section 11, pay for any Alterations, improvements or additions to the Premises and any non-standard light bulbs, tubes and Building items installed by or for Tenant, and allow no lien to attach to the Building with respect to any of the foregoing;

12.9                        Without the prior written consent of Landlord, not place within the Premises or bring into the Building: (a) any machinery, equipment or other personalty other than customary office furnishings and small office machinery, or (b) other personalty having a weight in excess of the design capacity of the Building;

12.10                 Comply with all non-monetary rules and regulations which may hereafter be promulgated by Landlord and with all reasonable changes and additions thereto upon notice by Landlord to Tenant (such rules and regulations, together with all changes and additions thereto, are part of this Lease) to the extent such rules and regulations are consistent with the terms of this Lease; Landlord shall notify Tenant in writing upon the promulgation of such rules and regulations or changes thereto.  Landlord agrees to enforce such rules and regulations against all tenants in the Building in a non-discriminating fashion and to take reasonable action to cause a cessation of any violation of all rules that interfere with Tenant’s use and quiet enjoyment of the Premises; and

12.11                 Comply with all reasonable recommendations of Landlord’s or Tenant’s insurance carriers relating to layout, use, storage of materials and maintenance of the Premises.

13.                               ASSIGNMENT AND SUBLETTING

13.1                        Restrictions on Assignment and Subletting. Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease, nor sublet all or any part of the Premises or permit the same to be occupied or used by anyone other than Tenant or its employees without Landlord’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).  Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant of the provisions of this Section 13 or a release of Tenant from the full performance by Tenant of any of the terms, covenants, conditions, agreements or provisions of this Lease. Subject to the provisions of Section 13.6, any transfer or change in control of Tenant (or any subtenant, assignee or occupant) by operation of law or otherwise, shall be deemed an assignment hereunder, including, without limitation, any merger, consolidation, dissolution or any change in the controlling equity interests of Tenant or any subtenant, assignee or occupant (in a single transaction or series of related transactions), provided that a transfer of less than a controlling equity interest of Tenant (in a single transaction or series of related transactions) shall not be deemed to be an assignment for purposes hereof.  Any assignment or subletting in contravention of the provisions of this Section 13 shall be void.

13.2                        Proposed Subtenants and Assignees. In no event shall the proposed assignee or subtenant be: (a) prospective tenant (or its designee) who is discussing with Landlord (or Landlord’s agent) its need for space in the Building, or who has been engaged in active negotiations with regard to such need within the previous six (6) months as evidence by written correspondence involving a term sheet, a letter of intent, draft lease, or other similar written proposal provided that Landlord still has space in the Building reasonably equivalent to the Premises available to accommodate such prospective tenant; (b) a current tenant, subtenant, assignee or occupant of space in the Building or an Affiliate (as hereinafter defined) of a current tenant, subtenant, assignee or occupant of space in the Building except where such party directly abuts Tenant on the same floor or if Landlord does not have space reasonably equivalent to the Premises available in the Building to accommodate expansion by such party.  For purposes herein, an “Affiliate” shall mean a corporation or other business entity that directly or indirectly controls, is controlled by, or is under common control with such tenant, subtenant, assignee or occupant.

13.3                        Advertising. In no event shall Tenant advertise space using signage, online or other public marketing materials (on a per rentable square foot basis) at a lower rate than Landlord is then advertising space (on a per rentable square foot basis) in the Building. Notwithstanding the foregoing, Tenant may engage a broker to solicit subtenants or assignees to pay at a lower rate than Landlord is then advertising space in the Building, and Tenant and any such broker may prepare and submit letters of intent and other written proposals to prospective subtenants or assignees at such lower rates.

13.4                        Right to Share Profits.

(a)                                 If Landlord consents to the subletting of all or any part of the Premises other than a Permitted Transfer, Tenant shall in consideration thereof pay to Landlord, as Additional Rent, fifty percent (50%) of any Net Profits (as hereinafter defined) in connection with the subletting.  “Profits” on a subletting shall mean the difference between (i) the amounts paid as rent and additional rent by the subtenant to Tenant in and for each month of the sublease term and (ii) Fixed Rent and Additional Rent due and payable by Tenant to Landlord in and for each month of the sublease term, in each and every month when the former exceeds the latter, provided, however, that if a sublease involves less than the entire Premises, the amounts paid by Tenant to Landlord used in subpart (ii) above shall be prorated each month to reflect the portion of the Premises being sublet.  “Net Profits” on a subletting shall mean monthly Profits reduced by an amount equal to the quotient found by taking the total reasonable and customary attorneys’ fees, design and construction costs and real estate brokerage commissions paid and incurred by Tenant in connection with the subletting, and dividing by the number of months in the sublease term.

(b)                                 If Landlord consents to the assignment of this Lease other than a Permitted Transfer, Tenant shall in consideration thereof pay to Landlord fifty percent (50%) of any Net Consideration (as hereinafter defined) in connection with the assignment.  “Consideration” for an assignment shall mean any sums paid to Tenant in consideration of the assignment (other than the amount of rent and additional rent assumed by the assignee).  “Net Consideration” for an assignment shall mean Consideration reduced by an amount equal to the total reasonable and customary attorneys’ fees, design and construction costs and real estate brokerage commissions paid and incurred by Tenant in connection with the assignment.

(c)                                  Upon request from Landlord, Landlord shall have the right at any time and from time to time upon reasonable prior notice to Tenant at Landlord’s sole expense to audit and inspect Tenant’s books, records, and accounts to verify the determination of Net Profits or Net Consideration hereunder.

13.5                        Legal and Administrative Costs.  Upon Tenant’s execution and delivery of Landlord’s consent under this Section 13 (or, if there is no such consent, within five (5) Business Days of receipt of Landlord’s invoice), Tenant shall pay Landlord’s reasonable legal and administrative costs and expenses incurred in processing each of Tenant’s subletting and assignment requests, which shall be paid whether or not Landlord consents to such subletting or assignment.

13.6                        Permitted Transfer.  Notwithstanding the foregoing, Landlord’s consent shall not be required for any of the following transfers (each of which shall be a “Permitted Transfer”): (1) a transfer to any person(s) or entity who controls, is controlled by or is under common control with tenant, (2) a transfer to any entity resulting from the merger, consolidation or other reorganization with Tenant, whether or not Tenant is the surviving entity or (3) a transfer to any person or legal entity which acquires all or substantially all of the assets or stock (or other ownership interests) of Tenant (each of the foregoing is hereinafter referred to as a “Permitted Transferee”); provided that before such assignment shall be effective, (a) said Permitted Transferee shall assume, in full, the obligations of Tenant under this Lease, (b) Landlord shall be given written notice of such assignment and assumption; (c) the use of the Premises by the Permitted Transferee shall be the same use as for Tenant under the Lease; and (d) said Permitted Transferee shall have a “net worth” equal to or greater than Tenant as measured as of the Effective Date.  For purposes of this paragraph, a public or private offering of Tenant stock is a Permitted Transfer and the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management, affairs and policies of anyone, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, Tenant shall remain primarily liable for its obligations under the Lease and shall produce documentation reasonably requested by Landlord evidencing the Permitted Transfer. Any other assignment or sublease shall be only upon the prior written consent of Landlord which consent shall not be unreasonably withheld, delayed or conditioned and shall be further governed by Section 13.1 — 13.6. Notwithstanding any provision of this Lease to the contrary, so long as Tenant’s shares are listed on a stock exchange or equivalent trading system, the sale, transfer, issuance, or other exchange of shares of ownership in Tenant whether resulting in a change of control or otherwise shall not constitute a transfer or assignment requiring Landlord consent or notification nor shall the provisions of this Section 13 relating to share of profits, right of recapture, notice to Landlord, consent of Landlord, or payment of costs of Landlord with respect to review of transfer, apply to such sale, transfer, issuance or other exchange of shares of ownership.

13.7                        Right to Recapture. Except in connection with a Permitted Transfer, in connection with all other subleasing and assignment requests from Tenant, Landlord shall have the right to recapture any space for which Landlord’s consent is required by notice to Tenant given within ten (10) Business Days of Tenant’s notice of its intention to transfer.

14.                               EMINENT DOMAIN.  If the whole or a material portion of the Premises (or use or occupancy of the Premises) shall be taken or condemned by a governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), or if the owner elects to convey title to the condemnor by a deed in lieu of condemnation, or if all or any portion of the Land or Building are so taken, condemned or conveyed and as a result thereof, in Landlord’s sole but reasonable judgment, the Premises cannot be used for the Permitted Use as set forth herein, then this Lease shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority and Fixed Rent and Additional Rent shall be abated on the earlier of the date such title vests in such governmental or quasi-governmental authority or the date Tenant is no longer able to occupy the Premises.  For purposes hereof a “material portion” of the Premises shall be defined to be fifteen percent (15%) or more of the rentable square footage.  If less than a material portion of the Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), Fixed Rent and Additional Rent shall be equitably adjusted (on the basis of the number of square feet before and after such event) on the date when title vests in such governmental or quasi-governmental authority and this Lease shall otherwise continue in full force and effect. In any case, Tenant shall have no claim against Landlord for any portion of the amount that may be awarded as damages as a result of any governmental or quasi-governmental taking or condemnation (or sale under threat or such taking or condemnation); and all rights of Tenant to damages therefor are hereby assigned by Tenant to Landlord.  The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, dislocation damages or for any other award which would not reduce the award payable to Landlord.

15.                               FIRE OR OTHER CASUALTY.

15.1                        In the event of damage to or destruction of the Premises caused by fire or other casualty, or any such damage to or destruction of the Building to an extent that prevents the provision of normal services and access to the Premises in accordance herewith (the “Event of Casualty”), Landlord, after receipt of written notice thereof from Tenant, shall undertake to make repairs and restorations with reasonable diligence, unless this Lease has been terminated by Landlord or Tenant as hereinafter provided or unless any mortgagee which is entitled to receive casualty insurance proceeds fails to make available to Landlord a sufficient amount of such proceeds to cover the cost of such repairs and restorations. If: (a) in Landlord’s reasonable judgment, the damage is of such nature or extent that more than one hundred eighty (180) days would be required (with normal work crews and normal work hours) to repair and restore the Premises or the Building, as the case may be; or (b) in Landlord’s sole but reasonable judgment, the damage is of such nature or extent that it is uneconomical to repair and restore the Premises or the Building, as the case may be; or (c) less than one (1) year remains on the then current Lease Term Landlord shall so advise Tenant within thirty (30) days after the Event of Casualty (the “Landlord’s Notice of Casualty”), and either party shall have ten (10) Business Days after receipt of Landlord’s Notice of Casualty to terminate this Lease by written notice to the other.  If either party elects to terminate this Lease in the case described in clauses (a), (b) or (c) above, then the Lease Term shall expire ten (10) Business Days after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the terms of this Lease.

15.2                        In an Event of Casualty, provided this Lease is not terminated pursuant to the terms of Section 15.1 above and is otherwise in full force and effect, and sufficient casualty insurance proceeds are available for application to such repair and restoration, Landlord shall proceed diligently to repair and restore the Premises to substantially the same condition prior to the casualty occurrence. Landlord shall not be obligated to repair or restore any Alterations to the Premises or any Personal Property (as

hereinafter defined) which Tenant may have installed (whether or not Tenant is required to remove or leave the same on the Premises as of the expiration or earlier termination of this Lease).

15.3                        Landlord shall not insure: (a) any Alterations; (b) Initial Improvements; or (c) any Personal Property of Tenant.  Tenant shall, at its sole cost and expense, insure the value of such Alterations, Improvements and Personal Property of Tenant for the purpose of providing funds to Landlord to repair and restore the Premises as set forth above.

15.4                        The validity and effect of this Lease shall not be impaired in any way by the failure of Landlord to complete the repair and restoration of the Premises or the Building within one hundred eighty (180) days after the commencement of work, even if Landlord had in good faith notified Tenant that the repair and restoration would be completed within such period, provided that Landlord proceeds diligently with such repair and restoration, but if such repair and restoration of the Premises is not completed within two hundred seventy (270) days from the date of the casualty, upon written notice to Landlord, Tenant shall have the right to terminate the Lease effective immediately. In the case of damage to the Premises which is of a nature or extent that Tenant’s continued occupancy is in the reasonable judgment of Landlord and Tenant substantially impaired, then Fixed Rent and Additional Rent otherwise payable by Tenant hereunder shall be equitably abated or adjusted for the duration of such impairment.

16.                               INSURANCE; WAIVER OF SUBROGATION.

16.1                        Insurance.

(a)                                 Personal Property.  Tenant agrees that all risks (including that of fire or other casualty, theft or other harm, damage or loss) to Tenant’s Personal Property, including the loss of use of the same, shall be borne solely by Tenant.  As used herein, “Personal Property” includes, but is not limited to, all tangible and intangible goods and accounts, inventory, merchandise, furniture, fixtures, equipment (including computer equipment and any data stored thereon) and systems.  Tenant shall purchase and maintain insurance in an amount adequate to repair or replace or otherwise cover its Personal Property (and the Personal Property of others held or leased by Tenant or otherwise in the Premises to the extent Tenant has an adequate insurable interest therein and such insurance is available at commercially reasonable rates), including: (i) any Alterations; and (ii) Initial Improvements.

(b)                                 Business Interruption.  Tenant shall maintain in full force and effect at all times, and at its own expense, business interruption insurance in amounts adequate to cover all Rent due under this Lease.

(c)                                  Commercial General Liability.  Tenant shall maintain in full force and effect at all times, and at its own expense, commercial general liability insurance (including contractual, host liquor and personal injury liability insurance) in an amount not less than $1,000,000.00 combined single limit bodily injury and property damage per occurrence and $2,000,000.00 annual aggregate limit per location.

(d)                                 Automobile Liability.  Tenant shall maintain in full force and effect at all times, and at its own expense, automobile liability insurance for owned, non-owned and hired vehicles in an amount not less than $500,000.00 combined single limit bodily injury and property damage per accident.

(e)                                  Workers’ Compensation and Employers’ Liability.  Tenant shall maintain in full force and effect at all times, and at its own expense, the statutory limits of workers’ compensation and employers’ liability insurance in amounts adequate to satisfy the umbrella underlying requirements.

(f)                                   Excess/Umbrella Liability.  Tenant shall maintain in full force and effect at all times, and at its own expense, umbrella liability coverage in an amount not less than $2,000,000.00 per occurrence.  Umbrella liability coverage is to be in excess of the commercial general liability, automobile liability and employers’ liability requirements outlined in Sections 16.1 (b) and (c) above.

(g)                                  The liability coverage in the insurance policies required in Sections 16.1 (b), (c), and (e) and above shall name Landlord and its current lender as additional insureds on a primary non-contributing basis.  All insurance policies required in Sections 16.1 (a) — (e) above shall be issued by companies authorized to do business in Massachusetts with an A.M. Best’s financial rating of A- or better and a size class rating of X (10) or larger or otherwise acceptable to Landlord.  Prior to accessing the Premises, Tenant shall deposit with Landlord or evidence of insurance (in ACORD Form 28) or other proof satisfactory to Landlord for each of the insurance policies Tenant is required to carry in compliance with its obligations under this Lease.  Such insurance policies shall contain, if available at a commercially reasonable cost from each of Tenant’s insurers, a provision that the insurer will not cancel or refuse to renew the policy, or change in any material way the nature or extent of the coverage provided by such policy, without first giving at least thirty (30) days prior written notice to Landlord Parties.  Tenant’s failure to obtain and maintain the required insurance shall constitute an Event of Default under this Lease.  If Tenant shall fail to remedy such Event of Default within five (5) Business Days after written notice by Landlord, Tenant will be liable for any and all costs, liabilities, damages and penalties resulting to Landlord Parties from such termination, unless a written waiver of the specific insurance requirement(s) is provided to Tenant by Landlord Parties.

16.2                        Insurance During Construction.  In addition, during the performance of any construction by Tenant on the Premises, in addition to the above coverage required to be maintained by Tenant, Tenant shall cause the general contractor performing the work to carry: (a) commercial general liability insurance in an amount not less than $1,000,000.00 combined single limit bodily injury and property damage per occurrence and $2,000,000.00 annual aggregate limit per location (or such higher limits as may be determined by Landlord from time to time); (b) the statutory limits of workers’ compensation and employers’ liability insurance in amounts adequate to satisfy the umbrella underlying requirements; and (c) all risk installation floater insurance (on the complete value / full coverage form) to protect Landlord’s interest and that of Tenant, contractors and subcontractors during the course of the construction with a limit of not less than the total replacement cost of the completed improvements under construction.  Such contractor insurance policies shall name Landlord Parties as additional insureds on a primary non-contributing basis.

16.3                        Waiver of Subrogation.  Landlord and Tenant hereby release each other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or other casualty, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in full force and effect only to the extent permitted by law and only to the extent that the cost of repairing such damage is covered by insurance or would have been covered by insurance proceeds payable under any policy (including the deductible and/or uninsured portion thereof) required to be maintained under this Lease, but not so maintained. Each policy of such insurance shall, if obtainable from the insurer without additional expense, contain a waiver of subrogation by insurer against Landlord or Tenant, as the case may be. If the inclusion of such a provision would involve an additional expense, either party, at its expense, may require such a provision to be inserted in the other’s policy. In the event a party is unable to obtain such a waiver, it shall immediately notify the other of this inability, and in that event neither party shall be obligated to obtain such a waiver. In the absence of such notification, each party shall be deemed to have obtained such a waiver of subrogation.

17.                               INSPECTION; ACCESS; CHANGES IN BUILDING FACILITIES.

17.1                        Landlord, its agents, employees and contractors may enter the Premises at any time in response to an emergency and at other reasonable times: (a) to examine, inspect and protect the Premises and the Building; (b) to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to the Premises and the Building; (c) during the last ten (10) months of the Lease Term, or any extension or renewal thereof, to show it to prospective tenants; and (d) at any time upon reasonable notice to show the Premises to prospective purchasers and its current or prospective mortgagee(s). Landlord may, at any time, affix to any suitable part of the exterior of the Building in which the Premises is located a notice for letting the Premises or the Building or selling the Building.  Landlord shall in all instances provide reasonable notice to Tenant prior to entering the Premises (including in an emergency such notice as is reasonable given the nature of the emergency), identify the names and affiliations of all individuals that will enter the Premises, and provide Tenant with the opportunity to have a representative accompany such individuals while they are in the Premises.

17.2                        Landlord shall have access to and use of all areas in the Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrances), any roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, as well as access to and through the Premises for the purpose of operation, maintenance, decoration and repair, provided, however, that except in emergencies such access shall not be exercised so as to interfere unreasonably with Tenant’s use of the Premises.  Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the demising walls, bearing columns and ceilings of the Premises, provided that the installation work is performed at such times and by such methods as will not materially interfere with Tenant’s use of the Premises, materially reduce the floor area thereof or materially and adversely affect Tenant’s layout, and further provided that Landlord performs all work with due diligence and care so as to not damage Tenant’s Personal Property or the Premises.  Landlord and Tenant shall cooperate with each other in the location of Landlord’s and Tenant’s facilities requiring such access.

17.3                        Landlord reserves the right at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, foyers, passages, elevators, if any, and stairways thereof, and garages as it may deem necessary or desirable.

17.4                        Tenant shall have access to: (a) the Land, the Building, the Premises and the Fitness Center twenty-four (24) hours per day, seven (7) days per week via Building security cards or other reasonable means; and (b) the Cafeteria during its hours of operation.

18.                               DEFAULT.  Any other provisions of this Lease notwithstanding, it shall be an event of default (“Event of Default”) under this Lease if: (a) Tenant fails to pay any installment of Fixed Rent, Additional Rent or other sum payable by Tenant hereunder when due and such failure continues for a period of five (5) days after written notice from Landlord (provided, however, that Landlord shall only be required to provide such written notice of Tenant’s failure to pay Fixed Rent or Additional Rent when due once per each calendar year period of the Lease Term after which Tenant’s failure to pay Fixed Rent or Additional Rent within five (5) days following the day when due shall automatically constitute an Event of Default without the requirement of written notice having to be provided by Landlord)  or (b) Tenant fails to perform or observe any other covenant, condition or agreement of this Lease and such failure continues after written notice given by or on behalf of Landlord to Tenant for more than thirty (30) days, or if the covenant, condition or agreement is not performable or observable within such thirty (30) days, such longer period as is reasonably required (provided that Tenant undertakes such performance or observance within a reasonable time, and prosecutes such performance or observance with reasonable dispatch); or (c) Tenant uses or occupies the Premises other than for the Permitted Use; or (d) Tenant abandons the Premises without Landlord’s prior written consent such that the Premises is not adequately secured, maintained, or otherwise protected as required under this Lease; or (e) Tenant files a petition commencing a voluntary case, or has filed against it a petition commencing an involuntary case, under the Federal Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under any similar law, or files or has filed against it a petition or answer in bankruptcy or for reorganization or for an arrangement pursuant to any state bankruptcy or insolvency law or any similar state law, and, in the case of any such involuntary action, such action shall not be dismissed, discharged or denied within ninety (90) days after the filing thereof, or Tenant consents to or acquiesces in the filing thereof; or (f) if Tenant is a banking organization, Tenant files an application for protection, voluntary liquidation or dissolution applicable to banking organizations; or (g) a custodian, receiver, trustee or liquidator of Tenant or of all or substantially all of Tenant’s Personal Property or of the Premises shall be appointed in any proceedings brought by or against Tenant and, in the latter case, such entity shall not be discharged within ninety (90) days after the appointment thereof, or Tenant consents to or acquiesces in the appointment thereof; or (h) Tenant shall make an assignment of Tenant’s lease obligations for the benefit of or enter into an agreement with its creditors; or (i)  Landlord shall determine that any financial or other information provided to Landlord by Tenant or Guarantor shall be or have been materially false or misleading, or (j) Tenant is in violation of Section 16.1(f), 21 or 22 of the Lease.

19.                               LANDLORD’S RIGHTS AND REMEDIES.

19.1                        Landlord’s Remedies.  In addition to all other rights and remedies of Landlord, if an Event of Default shall occur, Landlord may, at its option, at any time thereafter exercise any one or more of the following remedies:

(a)                                 Termination of Lease.  Landlord may terminate this Lease, by written notice to Tenant, without any right by Tenant to reinstate its rights by payment of rent due or other performance of the terms and conditions hereof.  Upon such termination Tenant shall immediately surrender possession of the Premises to Landlord, and Landlord shall immediately become entitled to receive from Tenant an amount equal to the difference between the aggregate of all Fixed Rent and Additional Rent reserved under this Lease for the balance of the Lease Term, and the fair rental value of the Premises for that period, determined as of the date of such termination, discounted to a present value using a discount rate of eight percent (8%) per annum.

(b)                                 Reletting.  With or without terminating this Lease, as Landlord may elect, Landlord may re-enter and repossess in accordance with law the Premises, or any part thereof, and lease them to any other person upon such terms as Landlord shall deem reasonable for a term within or beyond the term of this Lease; provided, that any such reletting prior to termination shall be for the account of Tenant, and Tenant shall remain liable for (i) all Fixed Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less (ii) the net proceeds, if any, of any reletting effected for the account of Tenant after deducting from such proceeds all of Landlord’s expenses, including employees’ expenses, attorneys’ fees, real estate brokerage commissions and alteration expenses (if any), incurred as a result of Tenant’s breach of this Lease.  Landlord shall use reasonable efforts to relet the Premises.  If the Premises are at the time of default sublet or leased by Tenant to others, Landlord may, as Tenant’s agent, collect rents due from any subtenant or other tenant and apply such rents to the rent and other amounts due hereunder without in any way affecting Tenant’s obligation to Landlord hereunder.  Such agency, being given for security, is hereby declared to be irrevocable.

(c)                                  Removal of Contents by Landlord.  With respect to any portion of the Premises which is abandoned by Tenant, Landlord may remove all property therefrom, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

19.2                        Injunction.  In the event of any use of the Premises in breach by Tenant of any provision of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity in addition to other remedies provided for herein.

19.3                        Waiver of Redemption.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event this Lease is terminated, or in the event of Landlord obtaining possession of the Premises, or in the event Tenant is evicted or dispossessed for any cause, by reason of violation by Tenant of any of the provisions of this Lease.

19.4                        Not Exclusive Right.  No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity by or by statute.

19.5                        Expenses.  In the event that Landlord commences suit for the repossession of the Premises, for the recovery of Fixed Rent or Additional Rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant or provision herein contained on the part of Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Landlord all expenses incurred in connection therewith, including reasonable attorneys’ fees, through all appeals and in any bankruptcy proceedings.

20.                               LANDLORD’S RIGHT TO CURE TENANT’S DEFAULT.  If Tenant defaults after any applicable notice and the expiration of any applicable grace or cure period in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of Landlord’s expense to Tenant.  Such payment shall constitute Additional Rent hereunder due and payable with the next monthly installment of Fixed Rent; but the making of such payment or the taking of such action by Landlord shall not operate to cure such default by Tenant or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

21.                               TENANT ESTOPPEL CERTIFICATE.  Upon request, and within ten (10) days written notice given by or on behalf of Landlord, Tenant shall execute and deliver to Landlord, a Tenant estoppel certificate reasonably requested by Landlord for the benefit of a potential or existing mortgage lender or potential buyer with respect to the Property it being intended that any such statement delivered pursuant hereto may be relied upon by such parties with whom Landlord may be dealing. Tenant’s failure to execute and deliver the Tenant estoppel certificate within ten (10) days’ notice shall: (a) constitute an Event of Default and (b) serve to irrevocably appoint Landlord as Tenant’s attorney-in-fact to execute and deliver such certificate for and on behalf of Tenant.

22.                               SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT.

22.1                        This Lease and the estate, interest and rights hereby created are subordinate to any mortgage now in place upon the Building or the Land or any estate or interest therein, including, without limitation, any mortgage on any leasehold estate, and to all renewals, modifications, consolidations, replacements and extensions of the same as well as any substitutions therefor.  Tenant agrees that in the event any person, firm, corporation or other entity acquires the right to possession of the Building or the Land, including any mortgagee or holder of any estate or interest having priority over this Lease, Tenant shall, if requested by such person, firm, corporation or other entity, attorn to and become the tenant of such person, firm, corporation or other entity, upon the same terms and conditions as are set forth herein for the balance of the Lease Term.  Notwithstanding the foregoing, any mortgagee may, at any time, subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, and in that event, such mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage.

22.2                        Notwithstanding the foregoing, with respect to any existing or future first lien mortgages, deeds of trust, or other liens entered into by and between Landlord and any such mortgagee or other such lien granted by Landlord, within thirty (30) days of the execution hereof, as a condition precedent to Tenant’s obligations under this Lease, Landlord shall deliver to Tenant notarized nondisturbance agreements (“Nondisturbance Agreements”) in writing from all current (and within thirty (30) days of Tenant’s request for all future) lessors under all ground leases or underlying leases, from all beneficiaries under all deeds of trust and all mortgagees under all mortgages affecting the Building, in form and content reasonably acceptable to Tenant, stating that so long as Tenant is not in default under any of the terms, covenants, conditions, or agreements of this Lease, this Lease and all of the terms, provisions, and conditions of this Lease, shall remain in full force and effect, and neither this Lease, nor Tenant’s rights nor Tenant’s possession of the Premises will be disturbed during the Term of this Lease or any extension thereof. Provided the foregoing provisions are satisfied, Tenant agrees to execute within ten (10) Business Days after written request of Landlord, any commercially reasonable statements or instruments necessary to effectuate the provisions of this Section.

22.3     In connection with this Lease, Landlord and Tenant shall enter into a Subordination, Non-Disturbance and Attornment Agreement in a form mutually agreed to by Landlord and Tenant which shall confirm the terms and obligations set forth in Section 22.1 and Section 22.2.

23.                               FINANCIAL STATEMENTS.  If Tenant is: (a) in an Event of Default; (b) seeking relief from Landlord under the Lease; or (c) if requested by Landlord’s mortgagee or a prospective purchaser of the Building, within ten (10) days written notice given by or on behalf of Landlord, Tenant shall furnish Landlord with: (i) current financial statements (including, without limitation, its most recent balance sheet, year-to-date operating statement and profit and loss statement) reflecting Tenant’s current financial condition, and (ii) written evidence of ownership and management of Tenant.  Landlord agrees to keep all such information confidential and shall not disclose such information except to those parties in a “need to know” capacity.  Tenant shall not be required to provide financial statements nor written evidence of ownership and management of Tenant under this Section 23 at any time that Tenant’s shares are listed on public stock exchange or equivalent trading system and Tenant’s financial information is generally available to the public in accordance with public company disclosure laws.

24.                               HOLDING OVER.  If Tenant retains possession of the Premises or any part thereof after the termination of this Lease or expiration of the Lease Term or otherwise in the absence of any written agreement between Landlord and Tenant concerning any such continuance of the term, Tenant shall pay Landlord in lieu of monthly Fixed Rent, but in addition to Additional Rent (a) as liquidated damages for such holding over alone, an amount, calculated on a per diem basis for each day of such unlawful retention, equal to one hundred fifty percent (150%) of the Fixed Rent, for the time Tenant thus remains in possession as a hold-over tenant, plus in each case, all other sums payable hereunder; and (b) all other damages, costs and expenses sustained by Landlord by reason of Tenant’s holding over, excluding consequential damages. Without limiting any rights and remedies of Landlord resulting by reason of the wrongful holding over by Tenant, or creating any right in Tenant to continue in possession of the Premises, all Tenant’s obligations with respect to the use, occupancy and maintenance of the Premises shall continue during such period of unlawful retention.

25.                               SURRENDER OF PREMISES.  Subject to the terms and conditions of Section 10.4, Tenant shall, at the end of the Lease Term, or any extension thereof, promptly surrender the Premises in good broom clean condition have removed all equipment and personal property and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear and damage by casualty and eminent domain excepted. For purposes of confirmation herein, Tenant, at its sole cost and expense, shall be required to remove the Laboratory Equipment as part of its surrender obligations.  Upon the expiration or earlier termination of this Lease, and prior to Tenant vacating the Premises, Landlord and Tenant shall jointly inspect the Premises and Tenant shall pay to Landlord the amount estimated by Landlord as necessary to put the Premises in such order and condition. Any work required to be done by Tenant prior to its vacating of the Premises which has not been completed upon such vacating of the Premises, shall be completed by Landlord and billed to Tenant. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as reasonably estimated by Landlord, of Tenant’s obligation hereunder of Additional Rent. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any Security Deposit held by Landlord shall be credited against the amount payable by Tenant under this Section 25 to the extent determined prior to the date that Landlord is required to return the Security Deposit to Tenant. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, Tenant shall remove its Personal Property from the Premises. If Tenant fails to remove its Personal Property, Landlord, may (without liability to Tenant for loss thereof), at Tenant’s sole cost and expense and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity remove and store such items; and/or upon fifteen (15) days prior written notice to Tenant, sell such items at private or public sale for such price as Landlord at its discretion may obtain. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s attorneys’ fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

26.                               TELECOMMUNICATIONS WIRES.  Prior to the expiration or earlier termination of this Lease, unless otherwise notified by Landlord, Tenant, at its sole cost and expense shall remove all wires, cables and similar installations appurtenant thereto installed by Tenant within the Premises, in which event the same shall be left in good safe working order and condition, properly bundled, labeled, capped or sealed at each end, and in each telecommunication closet and junction box.

27.                               BROKERS.  Each party represents and warrants to the other that they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Lease, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party’s breach of their representation or warranty contained in this Section 27 except for Cushman & Wakefield, representing Landlord exclusively (the “Landlord’s Broker”), and Transwestern RBJ, representing Tenant exclusively (the “Tenant’s Broker”). Landlord will pay any commission due to Landlord’s Broker and Tenant’s Broker pursuant to its separate agreement with Landlord’s Broker and subject to the full execution and delivery of this Lease.

28.                               NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been given: (a) if by messenger or by an express delivery service (FedEx, UPS, DHL, etc.), then if and when delivered (or if delivery is refused, when refused) to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby), or (b) if mailed, then on the third Business Day following the date on which such communication is deposited in the United States mails, by first class registered or certified mail, return receipt requested, postage prepaid, and addressed to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby).  All notices and communications to Tenant may also be given by leaving the same at the Premises during Business Hours.  Notice by counsel to a party shall be deemed notice from such party.

28.1	If to Landlord:	Intercontinental Fund III 117 Kendrick Street, LLC
c/o Intercontinental Real Estate Corporation
1270 Soldiers Field Road
Boston, MA 02135
ATTN: Scott Kelly, Regional Asset Manager

28.2	With a copy to:	Andrea Salvi, Esq.
Bradley & Associates
1270 Soldiers Field Road
Boston, MA 02135

28.3	If to Tenant to:	Verastem, Inc.
Attention: Monica Singh, Esq.
General Counsel
Until the Rent Commencement Date:
215 First Street, Suite 440
Cambridge, Massachusetts 02142
Thereafter at the Premises

28.4	With a copy to:
Paul C. Bauer, Esq.
Bowditch & Dewey, LLP
175 Crossing Boulevard, Suite 500
Framingham, MA 01702

29.                               PARKING.  Pursuant to all covenants, conditions and agreements of this Lease, Landlord hereby authorizes for use by Tenant, at no additional charge to Tenant, parking in the surface parking areas up to 3.3 non-reserved parking spaces per 1,000 rentable square feet of the Premises leased hereunder, which results in a total of fifty (50) non-reserved parking spaces. Landlord reserves the right to rearrange the configuration of any parking spaces, and otherwise change or alter the surface parking areas in any manner whatsoever, so long as Tenant is not deprived of the use of fifty (50) spaces in the surface parking areas.  Landlord does not assume any responsibility for, and shall not be liable for, any damage, loss or theft (of any nature whatsoever) to or of any automobiles or other vehicles, or any contents or other Personal Property located therein, while in or about the surface parking areas.

30.                               MISCELLANEOUS.

30.1                        Authority.  Tenant represents and warrants that it is duly formed and in good standing, and has full corporate power and authority, as the case may be, to enter into this Lease and has taken all corporate action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms.  Landlord represents and warrants that it is duly formed and in good standing, and has full limited liability company power and authority, as the case may be, to enter into this Lease and has taken all limited liability company action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms.

30.2                        Successors and Assigns.  The obligations of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Landlord and each successive owner of the Building shall be liable only for obligations accruing during the period of its ownership or interest in the Building, and from and after the transfer by Landlord or such successive owner of its ownership or other interest in the Building, Tenant shall look solely to the successors in title for the performance of Landlord’s obligations hereunder arising thereafter.30.3

30.4                        Waivers.  No delay or forbearance by Landlord in exercising any right or remedy hereunder or in undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord’s rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter.

30.5                        Waiver of Trial by Jury.  Tenant hereby consents to the exclusive jurisdiction of the courts of the state where the Premises are located in any and all actions or proceedings arising under this Lease. Landlord and Tenant agree to waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of the Premises and/or any claim of injury or damage and any emergency or any other statutory remedy.

30.5                        Limitation of Landlord’s Liabilities.  Tenant shall look solely to the Property and Landlord’s insurance proceeds for enforcement of any obligation hereunder or by law assumed or enforceable against Landlord, and no other property or other assets of Landlord shall be subjected to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies or with respect to this Lease, the relationship of landlord and tenant hereunder or Tenant’s use and occupancy of the Premises.

30.6                        Time of the Essence.  All times, wherever specified herein for the performance by Landlord or Tenant of their respective obligations hereunder, are of the essence of this Lease.

30.7                        Severability.  If any provision in this Lease or the application thereof shall to any extent be invalid, illegal or otherwise unenforceable, the remainder of this Lease, and the application of such provision other than as invalid, illegal or unenforceable, shall not be affected thereby; and such provisions of this Lease shall be valid and enforceable to the fullest extent permitted by law.

30.8                  Headings and Terms.  The title and headings of this Lease are for convenience of reference only and shall not in any way be utilized to construe or interpret the agreement of the parties as otherwise set forth herein.  The term “Landlord” and term “Tenant” as used herein shall mean, where appropriate, all persons acting by or on behalf of the respective parties, except as to any required approval, consents or amendments, modifications or supplements hereunder when such terms shall only mean the parties originally named on the first page of this Lease as Landlord and Tenant, respectively, and their agents so authorized in writing.

30.9.               Lease Not Binding Until Executed and Delivered.  This Lease shall not bind either party unless and until it has been signed and delivered by both parties.

30.10.          Counterparts.  This Lease may be executed in three (3) counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same lease agreement.

30.11             Amendment and Modification. This Lease, including all Exhibits and Addenda attached hereto, each of which is incorporated in this Lease, contains the entire agreement between the parties hereto, and shall not be amended, modified or supplemented unless by agreement in writing signed by both Landlord and Tenant.

30.12           Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the State of Massachusetts.

30.13           Public Disclosure.  The parties acknowledge that Tenant will be required to include this Lease in one or more public filings required of a public company under Federal securities laws and such filings shall not constitute a default or Event of Default under this Lease.

31.                               RELOCATION. Intentionally Deleted.

32.                               EXHIBITS AND ADDENDA.  Additional terms to this Lease, if any, are set forth in the Exhibits and Addenda attached hereto, which are incorporated herein by reference as follows:

A.                                    Premises

B.                                    Commencement Date Certificate

C.                                    Fixed Rent

D.                                    Provisions Regarding Additional Rent

E.                                     Building Rules and Regulations

F.                                      Renewal Option

G.                                    Right of Offer

H.                                   Roof Rights and Roof Equipment

I.                                        Progress Plans

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[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date set forth above.

LANDLORD:

INTERCONTINENTAL FUND III 117 KENDRICK STREET, LLC
a Massachusetts limited liability company

BY:	INTERCONTINENTAL REAL ESTATE FUND III, LLC
a Massachusetts limited liability company, its Manager

BY:	INTERCONTINENTAL REAL ESTATE CORPORATION
a Massachusetts corporation, its Manager

By:	/s/ Peter Palandjian
Name:	Peter Palandjian
Title:	President & Treasurer

TENANT:

VERASTEM, INC.

By:	/s/ John B. Green
Name:	John B. Green
Title:	Chief Financial Officer

EXHIBIT “A”

THE PREMISES

ATTACHED HERETO CONSISTING OF ONE (1) PAGE.

A-1

EXHIBIT “B”

COMMENCEMENT DATE CERTIFICATE

RE:                           Lease Agreement between INTERCONTINENTAL FUND III 117 KENDRICK STREET, LLC (the “Landlord”) and VERASTEM, INC. (the “Tenant”) dated                                            , 2014 (the “Lease”) for premises consisting of approximately 15,197 rentable square feet (the “Premises”) in the Building commonly known as Cutler Lake Corporate Center (the “Building”) erected on certain land located at 117 Kendrick Street, Needham, Massachusetts 02494

Dear Tenant:

This letter shall constitute the Commencement Dates Certificate referenced in Section 2.2 of the Lease. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

1.                                      The Lease Commencement Date shall be                                                             .

2.                                      The Rent Commencement Date shall be                                                             .

3.                                      The Expiration Date shall be deemed to be                                                           .

4.                                      Fixed Rent shall be paid in accordance with the following schedule:

BASED ON 15,197 RENTABLE SQUARE FEET

Period	Annual Fixed Rent	Monthly Fixed Rent	Per RSF
Rent Commencement Date —Month 12	$492,838.71	$41,069.89	$32.43
Month 13 —Month 24	$508,035.71	$42,336.31	$33.43
Month 25 —Month 36	$523,232.71	$43,602.73	$34.43
Month 37 —Month 48	$538,429.71	$44,869.14	$35.43
Month 49 —Month 60	$553,626.71	$46,135.56	$36.43

5.                                      Section 2.2 of the Lease requires that Tenant execute and return to Landlord a signed counterpart of this original Commencement Date Certificate within ten (10) Business Days of Tenant’s receipt thereof.  Accordingly, please sign this original Commencement Date Certificate and return it to Landlord. Tenant’s failure to return said Commencement Date Certificate within the ten (10) Business Day period shall be deemed to be Tenant’s acceptance of this Commencement Date Certificate, including, but not limited to, the dates set forth herein.

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Landlord and Tenant have executed this Commencement Date Certificate as of the           day of                                     , 2014.

LANDLORD:

INTERCONTINENTAL FUND III 117 KENDRICK STREET, LLC
a Massachusetts limited liability company

BY:	INTERCONTINENTAL REAL ESTATE INVESTMENT FUND III, LLC
a Massachusetts limited liability company, its Manager

BY:	INTERCONTINENTAL REAL ESTATE CORPORATION
a Massachusetts corporation, its Manager

By:
	Name:	Peter Palandjian
	Title:	President & Treasurer

TENANT:

VERASTEM, INC.

By:
Name:
Title:

EXHIBIT “C”

FIXED RENT

BASED ON 15,197 RENTABLE SQUARE FEET

Period	Annual Fixed Rent	Monthly Fixed Rent	Per RSF
Rent Commencement Date —Month 12	$492,838.71	$41,069.89	$32.43
Month 13 —Month 24	$508,035.71	$42,336.31	$33.43
Month 25 —Month 36	$523,232.71	$43,602.73	$34.43
Month 37 —Month 48	$538,429.71	$44,869.14	$35.43
Month 49 —Month 60	$553,626.71	$46,135.56	$36.43

C-1

EXHIBIT “D”

PROVISIONS REGARDING ADDITIONAL RENT

1.                                      DEFINITIONS.

1.1                               “Tenant’s Proportionate Share” shall be 7.14%, which is based on 15,197 rentable square feet in the Premises divided by 212,759 rentable square feet in the Building.

1.2                               Operating Expenses.

(a)                                 “Essential Capital Improvements” shall mean: (a) any labor saving device, energy saving device or other installation, improvement or replacement which is intended to reduce Operating Expenses, whether or not voluntary or required by governmental mandate, or (b) any installation or improvement which is intended to improve the safety of tenants in the Building generally, whether or not voluntary or required by governmental mandate, or (c) any installation or improvement required by reason of any Legal Requirement which did not exist on the date of the execution of this Lease.

(b)                                 “Operating Expenses” shall mean any and all of Landlord’s operating costs and expenses of any kind or nature paid or incurred in the operation, maintenance and management of the Building, the Land, and the sidewalks, roadways and parking areas located thereon, all computed on an accrual basis and in accordance with the terms of this Lease, including but not limited to the following:

(i)                                     Electricity, gas, fuel, steam, water, sewer and any other utility charges (including surcharges) of whatever nature (excluding the use of utilities for tenant spaces which are separately metered to the tenants in the Building);

(ii)                                  Any insurance premiums and deductibles paid by Landlord;

(iii)                               Building personnel costs, including but not limited to salaries, wages, fringe benefits, taxes, insurance and other direct and indirect costs;

(iv)                              The cost of all service and maintenance contracts, including but not limited to security services, janitorial and cleaning services, interior and exterior landscaping services, sidewalk and roadway maintenance, and snow removal;

(v)                                 All other service, maintenance and repair expenses (excluding those expenses paid by proceeds of insurance or by Tenant or by other third parties, and those solely attributable to tenants of the Building other than Tenant) and the cost of all materials and supplies therefor;

(vi)                              Any other costs and expenses (other than capital improvements) incurred by Landlord in operating the Building including but not limited to maintaining and operating the Cafeteria and Fitness Room;

(vii)                           The cost of any additional services not provided to the Building on the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building;

(viii)                        The annual amortization of any Essential Capital Improvement which is made by Landlord based on the useful life of the improvement;

(ix)                              Landlord’s central office administrative costs and overhead applicable to the Building;

(x)                                 Net Operation costs and repair and maintenance costs of the Cafeteria;

(xi)                              Accounting fees for preparing the Operating Expense Statement and Tax Statement; and

(xii)                           Management fees payable to the managing agent.

(c)                                  Operating Expenses shall not include:

(i)                                     Rent or other charges payable under any ground or underlying lease;

(ii)                                  Any expenditures on account of Landlord’s acquisition of air or similar development rights;

(iii)                               Costs of repositioning, selling or syndicating Landlord’s interest in the Property;

(iv)                              Costs with respect to any financing or refinancing of the Property, including debt service, amortization, points and commissions in connection therewith;

(v)                                 The cost of making leasehold improvements to any leasable space to prepare the same for occupancy by a tenant thereof, or thereafter for the benefit of a particular tenant or tenants;

(vi)                              Services performed for or provided to any tenant to the extent such services are exclusive to such tenant;

(vii)                           Advertising and promotional expenditures, contributions or gifts;

(viii)                        Brokerage fees or commissions;

(ix)                              Legal fees incurred in connection with Landlord’s preparation, negotiation and enforcement of leases;

(x)                                 Salaries for any agents or employees of Landlord above those attributable to the operation, maintenance and management of the Building;

(xi)                              Any costs which have been previously included in Operating Expenses or Taxes (whether under the same or a different category);

(xii)                           . repairs, alterations, additions, improvements or replacements made to rectify or correct any defect in the design, materials or workmanship of the Building or common areas or to comply with any requirements of any governmental authority in effect as of the date of this Lease;

(xiii)                        costs of a capital nature, other than Essential Capital Improvements to the extent included above;

(xiv)                       rentals and other related expenses incurred in leasing systems, or other equipment ordinarily considered to be of a capital nature, except equipment or similar services and equipment that is used on a temporary basis to restore Building services;

(xv)                          costs of repairs, restoration, replacements or other work occasioned by (i) fire, windstorm or other casualty and either (aa) payable (whether paid or not) by insurance required to be carried by Landlord under this Lease, or (bb) otherwise paid by insurance then in effect obtained by Landlord, (ii) the exercise by governmental authorities of the right of eminent domain, whether such taking be total or partial, to the extent that Landlord is compensated by such governmental authority for such repairs, restoration, replacements or other work, (iii) the adjudicated negligence or adjudicated intentional tort of Landlord, or any representative, employee or agent of Landlord (including the costs of any deductibles paid by Landlord, (iv) the act of any other tenant in the Building, or any other tenant’s agents, employees, licensees or invitees to the extent the applicable cost is, in the Landlord’s reasonable judgement, practically recoverable from such person;

(xvi)                       costs incurred (less costs of recovery) for any items to the extent such amounts are, in Landlords reasonable judgment, recoverable by Landlord under a manufacturer’s, materialman’s, vendor’s or contractor’s warranty;

(xvii)                    wages, salaries benefits, perquisites and compensation paid or given to (i) executives, shareholders, officers, directors or partners of Landlord, (ii) any principal or partner of the entity from time to time comprising Landlord, or (iii) off-site employees and employees at the Building above the level of Building manager;

(xviii)                 Landlord’s general overhead and administrative expenses not related to the Building ;

(xix)                       non-cash items, such as deductions for depreciation and amortization of the Building and the Building equipment, or interest on capital invested;

(xx)                          legal fees, accountants’ fees and other expenses incurred in connection with disputes with Tenant or other tenants or occupants of the Building or associated with the enforcement of any lease or defense of Landlord’s title to or interest in the Building or any part thereof;

(xxi)                       costs incurred due to violation by Landlord or any other tenant in the Building of the terms and conditions of any lease;

(xxii)                    the cost of any service provided to Tenant or other occupants of the Building for which Landlord is entitled to be reimbursed;

(xxiii)                 property management fees of any property management firm in excess of four percent (4%) of the gross revenues of the Building and all other fees for management of the Building outside of the established management contract;

(xxiv)                the rent, operating expenses and real estate taxes applicable to Landlord’s on-site management or leasing office, or any other offices or spaces of Landlord or any related entity or rental for any space in the Building set aside for conference facilities, storage facilities or exercise facilities;

(xxv)                   reserves for repairs, maintenance and replacements.  Expenses shall be determined by Landlord in accordance with generally accepted accounting principles, consistently applied from one year to the next.

Notwithstanding anything to the contrary herein, any Operating Expenses attributable to a period which falls only partially within the Term shall be prorated so that Tenant shall pay only that portion thereof which the part of such period within the Term bears to the entire period.

(d)                                 “Operating Year” shall mean each calendar year or such other period of twelve (12) months as hereafter may be adopted by Landlord as its fiscal year, occurring during the Lease Term.

(e)                                  “Operating Statement” shall mean a statement in writing signed by Landlord setting forth the Operating Expenses payable by Tenant for a specified Operating Year pursuant to this Section 1.2.

1.3                               Taxes.

(a)                                 “Taxes” shall mean all taxes, assessments and governmental charges, whether federal, state, county or municipal, and whether general or special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Building, the Land, and the sidewalks, roadways and parking areas located thereon, or due to the operation thereof, whether or not directly paid by Landlord.  Taxes shall not include income taxes, excess profit taxes, franchise taxes or other taxes imposed or measured on or by the income of Landlord from the operation of the Building or the Land; provided, however, that if, due to a future change in the method of taxation or assessment, any income, excess profit, franchise or other tax, however designated, shall be imposed in substitution, in whole or in part, for (or in lieu of) any tax, assessment or charge which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined herein to the extent of such substitution.  Taxes shall further not include (i) any net income, capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes; (ii) any item to the extent otherwise included in Operating Expenses; (iii) any environmental assessments, charges or liens arising in connection with the remediation of Hazardous Materials from the Premises or Building, the causation of which arose prior to the Lease Commencement Date of this Lease, or to the extent caused by Landlord, its agents, employees or contractors or any tenant of the Building (other than Tenant or its sublessees or assignees); (iv) costs or fees payable to public authorities in connection with any future construction, renovation and/or improvements to the Premises or Building other than the Initial Improvements, including fees for transit, housing, schools, open space, child care, arts programs, traffic mitigation measures, environmental impact reports, traffic studies, and transportation system management plans; (v) reserves for future Taxes; (vi) any personal property taxes attributable to sculptures, paintings or other objects of art, except for objects of art installed in the Common Areas pursuant to requirements of public authority; (vii) any increase in Taxes resulting from a change in ownership of the Building; and (viii) any increase in Taxes resulting from improvements to the Building or common areas that do not provide a direct benefit to Tenant.  Additionally, interest and penalties incurred as a result of Landlord’s late payment shall not be included in the definition of Taxes. If Landlord incurs any expenses (including, but not limited to, reasonable attorneys’ fees) in connection with its efforts to reduce or minimize increases in the Taxes and/or the assessed value of the Building, any and all such expenses shall be added to, and made a part of, the Taxes for the Operating Year to which they relate.  If Landlord secures an abatement or refund of any Taxes, Tenant shall receive its proportionate share of the amount of such abatement or refund (i.e., the net amount remaining after paying all reasonable costs and expenses of securing the abatement or refund, including reasonable attorneys’ fees) as a credit to be applied by Landlord against Rent next becoming due (or, if no further Rent is due from Tenant, by a cash payment by Landlord to Tenant).  Tenant shall pay to the appropriate governmental authority any use and occupancy tax.  In the event that Landlord is required by law to collect such tax, Tenant shall pay such use and occupancy tax to Landlord as Additional Rent upon demand and Landlord shall remit any amounts so paid to Landlord to the appropriate governmental authority.

(b)                                 “Tax Year” shall mean Operating Year as defined above.

(c)                                  “Tax Statement” shall mean a statement in writing signed by Landlord setting forth the Taxes payable by Tenant for a specified Operating Year pursuant to this Section 1.3.

1.4                               “Operating Expense Stop” shall mean an amount equal to the actual Operating Expenses (on a per rentable square foot basis) for the calendar year 2015 (“Operating Expense Base Year”), subject to adjustment under Section 3 below.

1.5                               “Tax Expense Stop” shall mean an amount equal to the actual Taxes (on a per rentable square foot basis) for the fiscal year 2015 (“Tax Expense Base Year”), subject to adjustment under Section 3 below.

2.                                      ADDITIONAL RENT FOR OPERATING EXPENSES AND TAXES.

2.1                               In addition to Fixed Rent, Tenant shall pay to Landlord for each month of each Operating Year, without demand, deduction or setoff, as Additional Rent: (a) beginning on January 1, 2016, Tenant’s Proportionate Share of Operating Expenses to the extent the Operating Expenses (on a per rentable square foot basis) exceed the Operating Expense Stop; and (b) beginning on July 1, 2015, Tenant’s Proportionate Share of Taxes to the extent the Taxes (on a per rentable square foot basis) exceed the Tax Expense Stop, in accordance with the procedures set forth below.

2.2                               As soon as available in each Operating Year during the Lease Term, Landlord shall provide Tenant with a written statement setting forth a projection of Tenant’s Proportionate Share of Operating Expenses and Taxes for such year. Commencing on the first day of the first month following receipt of such statement and continuing until receipt by Tenant of Landlord’s statement of the next projection, Tenant shall pay to Landlord with each monthly installment of Fixed Rent an amount equal to: (a) one-twelfth (1/12th) of such projected Tenant’s Proportionate Share of Operating Expenses over the Operating Expense Stop and (b) one-twelfth (1/12th) of such projected Tenant’s Proportionate Share of Taxes over the Tax Expense Stop.

2.3                               Landlord shall use commercially reasonable efforts to provide to Tenant, not later than April 30 of the following year, a statement of the actual Operating Expenses and Taxes for such period.  Any underpayment by Tenant during such Operating Year due to the fact that projected Operating Expenses and Taxes were less than actual Operating Expenses and Taxes shall be paid to Landlord within thirty (30) days after Tenant’s receipt of a statement for such deficiency.  Any overpayment by Tenant during such Operating Year due to the fact that projected Operating Expenses and Taxes were greater than actual Operating Expenses and Taxes shall be, at Landlord’s option, (a) applied to any other amounts of Rent then due from Tenant to Landlord, (b) credited to the next payment of Rent coming due from Tenant to Landlord, or (c) refunded to Tenant if no Rent is then due or coming due.

3.                                      ADJUSTMENT FOR VACANCIES.  In determining Operating Expenses for any Operating Year including the Operating Expense Base Year, if the Building was less than fully occupied during such entire year, or was less than fully operational during such entire year, then Operating Expenses shall be adjusted by Landlord to reflect the amount that such expenses would normally be expected to have been, in the reasonable opinion of Landlord, had the Building been ninety-five percent (95%) occupied and fully operational throughout such year, except that in no event shall such adjustment result in an amount less than the actual Operating Expenses. In determining the Operating Expense Stop under Section 1.4 above, if the Building was less than fully occupied during such entire calendar or fiscal year, or was less than fully operational during such entire calendar or fiscal year, then (a) the Operating Expense Stop shall be adjusted by Landlord to reflect the amount that such expenses would normally be expected to have been, in the reasonable opinion of Landlord, had the Building been ninety-five percent (95%) occupied and fully operational throughout such calendar year. Any such annualization shall be explained in Landlord’s Operating Statement under Section 2.3 above.

4.                                      MINIMUMS.  Notwithstanding anything contained herein to the contrary, in no event shall Tenant be entitled to any credit or other payment in the event that Tenant’s Proportionate Share of Operating Expenses or Tenant’s Proportionate Share of Taxes for any Operating Year be less than the Operating Expense Stop and the Tax Expense Stop, respectively.

5.                                      PRO-RATIONS.  If this Lease shall commence or terminate at any time other than the first day of an Operating Year, Tenant shall be liable only for that portion of the Operating Expenses and Taxes with respect to such Operating Year as represented by a fraction, the numerator of which is the number of days of the Lease Term which fall within the Operating Year and the denominator of which is three hundred sixty-five (365).

6.                                      AUDIT.  Within one hundred (120) days after the end of each Operating Year, Landlord shall provide to Tenant a statement setting forth the actual Operating Expenses and Taxes with respect to such Operating Year.  Tenant shall have the right to examine, audit and photocopy Landlord’s books and records relating to Tenant’s Proportionate Share of Operating Expenses and Taxes for any Operating Year for a period of three (3) months following the date that Tenant receives the statement of actual Operating Expenses and Taxes; provided, however, that (a) Tenant may exercise such right only once per twelve (12) month period; and (b) Tenant signs a confidentiality agreement in form reasonably satisfactory to Landlord.  Tenant shall give Landlord not less than thirty (30) days’ prior written notice of its intention to examine and audit such books and records, and such examination and audit shall take place at the property management office in the Building maintained by Landlord or its management company. All costs of the examination and audit shall be performed by a certified public accountant and shall be borne by Tenant; provided, however, that if such examination and audit establishes that Tenant’s Proportionate Share of Operating Expenses and Taxes for the year in question are less than the amount set forth on the Operating Statement and Tax Statement by at least five percent (5%), then Landlord shall pay the reasonable costs of such examination and audit as well as Landlord’s actual out of pocket costs in connection with such examination and audit, if any. If the payments made by Tenant for such year are more than Tenant’s required payment on account thereof for such Operating Year, Landlord shall promptly refund such overpayment.  If the payments made by Tenant for such year are less than Tenant’s required payment on account thereof for such Operating Year, Tenant shall pay the deficiency to Landlord within thirty (30) days after conclusion of the examination and audit.  The obligation to make such refund or payment for any period within the Lease Term shall survive expiration of the Lease Term.  If Tenant does not elect to exercise its right to examine and audit Landlord’s books and records for any Operating Year within the time period provided for by this Section 6, Tenant shall have no further right to challenge Landlord’s Operating Statement and Tax Statement.

7.                                      PERSONAL PROPERTY TAXES.  Tenant will be responsible for ad valorem taxes on its Personal Property and on the value of any Alterations to the Premises in excess of the Initial Improvements.

8.                                      SURVIVAL.  If, upon the expiration or earlier termination of this Lease, the amount of any Additional Rent due hereunder has not yet been determined, an appropriate payment from Tenant to Landlord or refund from Landlord to Tenant shall be made promptly after such determination, which determination Landlord shall use commercially reasonable efforts to make no later than April 30 of the year following the year in which this Lease expired or terminated.

EXHIBIT “E”

BUILDING RULES AND REGULATIONS

The following Building Rules and Regulations, hereby accepted by Tenant, are prescribed by Landlord to enable Landlord to provide, maintain and operate, to the best of Landlord’s ability, clean, orderly and desirable Premises, Building and parking areas for Tenant therein at as economical a cost and in as efficient a manner as reasonably possible, to assure for the security and protection of Tenant so far as reasonably possible, and to regulate conduct in and use of said Premises, Building and parking areas in such manner as to minimize interference by others in the proper use of same by Tenant.

1.                                      Landlord shall provide Tenant 85 access cards or keys free of charge.  Tenant shall pay, in an amount fixed by Landlord, for each additional card or key issued by Landlord for the Premises.  Upon termination of this Lease, all cards or keys shall be returned by Tenant to Landlord.  No additional locks or similar devices shall be placed by Tenant on any door without the prior written consent of Landlord and without providing keys or access codes, as applicable, to Landlord.

2.                                      Except at otherwise approved by Landlord, no curtains, blinds, shades, screens or signs other than those furnished by Landlord shall be attached to, hung in or used in connection with any window or door of the Premises without the prior written consent of Landlord.  Tenant shall not remove the standard blinds installed in the Premises.

3.                                      Tenant will refer all contractors, contractors’ representatives and technicians rendering any service to Tenant to Landlord for Landlord’s approval and supervision before performance of any contractual service. Such supervisory action by Landlord shall not render Landlord responsible for any work performed by Tenant. This provision shall apply to all work performed in the Building including but not limited to the installation of telephone and computer wiring, cabling and equipment, telegraph equipment, electrical devices, attachments, and installations of any nature affecting any portion of the Building. Tenant shall be solely responsible for complying with all applicable codes and ordinances pursuant to which said shall be performed.

4.                                      Tenant shall carry out Tenant’s maintenance, repairs, replacements, alterations, additions and improvements in the Premises only during times reasonably agreed to in advance by Landlord and in a manner which will not interfere materially with the rights of other tenants in the Building.

5.                                      Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord.  Tenant must seek Landlord’s prior approval by providing in writing a detailed listing of any such activity.  Such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord.  Tenant is to assume all risk for damage to articles moved and injury to any persons resulting from such activity other than as arises from Landlord negligence or willful misconduct.  If any property or personnel of Landlord is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom other than as arises from Landlord negligence or willful misconduct.

6.                                      No part of the Building shall be defaced by Tenant. Notwithstanding the foregoing, Tenant shall be permitted to hang pictures or the like in the Premises so long as any damage to the walls of the Premises is repaired upon expiration or earlier termination of the Lease.

7.                                      Tenant shall not place, install or operate in any part of the Premises or the Building any engine or machinery, except for Tenant’s normal office and laboratory equipment, including computers, copiers, facsimile machines, laboratory equipment and the like.  Nor shall Tenant keep, maintain or use any flammable, explosive or hazardous material in any part of the Premises or the Building without the prior written consent of Landlord, except in accordance with the provisions of paragraph 9 of the Lease.

8.                                      Reserved and handicap parking spaces should be honored.

9.                                      Intentionally Omitted.

10.                               Landlord shall not be responsible for any lost or stolen Personal Property, money or jewelry from the Premises, Building or parking areas, regardless of whether loss occurs when such area is locked against entry or not.

11.                               No animals, with the exception of seeing-eye dogs or the like, shall be brought into, kept in or about the Building.

12.                               Bicycles and other vehicles are not permitted inside the Building, or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

13.                               Employees of Landlord shall not receive or carry messages to or for Tenant, nor shall such employees contract with or render free or paid services to Tenant’s employees, servants, agents or invitees .

14.                               Entries, passages, doors, elevators, elevator lobbies, hallways and stairways shall not be blocked or obstructed at any time.  No rubbish, litter, trash, or material of any nature shall be placed, emptied, or thrown in these areas.  Such areas shall not be used at any time except for ingress or egress to or from the Premises.  At no time shall Tenant permit or shall Tenant’s employees loiter in common areas or elsewhere in the Building.

15.                               No lighted or fluorescent signs or machinery, including but not limited to soft drink and snack machines, shall be placed anywhere in the Building.

16.                               Landlord shall have the right to install or provide such security measures as the Landlord shall deem reasonable and prudent.  After hours and weekend access to the Building may be obtained only through entrances designated by the Landlord and, if Landlord has provided security services, Tenant, their licensees and invitees shall identify themselves at the guard desk of the Building prior to proceeding into the Building or any Leased Premises therein.  Tenant shall comply with all security measures from time to time established by Landlord for the Building.

17.                               Plumbing fixtures and appliances shall be used only for purposes for which constructed.  No sweepings, rubbish, rags, coffee grounds, oil, or other unsuitable material shall be thrown or placed therein.  Damage, resulting to any such fixtures or appliances or to other tenant’s premises and/or similar, caused by Tenant shall be repaired and replaced at Tenant’s sole cost and expense.

18.                               Tenant shall not interfere with or obstruct the right of, or otherwise injure or annoy, other tenants. Tenant will not do anything in conflict with valid and pertinent laws, rules, or regulations of any governmental authority.

19.                               All corridor doors, when not in use, shall be kept closed.

20.                               The work of the janitor or cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and such cleaning work may be done at any time when the offices are vacant.  Windows, doors, and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc. necessary to prevent unreasonable hardship to Landlord regarding cleaning service.

21.                               Landlord shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment, including safes, large files, etc., that are to be placed in the Premises.  Only those items which do not exceed acceptable floor loading and will not, with reasonable probability, do damage to the floors, structure, and/or elevator may be moved into the Building.  Any damage occasioned in connection with the moving or installing of such items or the existence of same shall be paid by Tenant.

22.                               Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant, which in Landlord’s opinion, may tend to impair the reputation of the Building or its desirability for the offices of Landlord or of other tenants.  Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

23.                               At its sole discretion, Landlord may place directories in any reasonable location in the Building.

24.                               Neither the Premises nor any portion of the Building shall be used for lodging, sleeping, cooking, or for any immoral or illegal purpose, or for any purpose that will damage the Premises or the reputation thereof.

25.                               Canvassing, soliciting, and peddling in the Building is prohibited.  Tenant shall cooperate and use its best efforts to prevent the same.

26.                               At no time shall Tenant permit or shall Tenant’s employees, guests, and invitees smoke in any common area of the Building unless such common area has been declared a designated smoking area by Landlord.

27.                               Landlord shall have the right, exercisable without notice and without liability to Tenant or any other tenant, to change the name and street address of the Building and the project.

28.                               Landlord shall have the right, at its sole discretion, to implement a maintenance request program for the Building.  Tenant agrees to comply with the policies and procedures of such a program as long as the policies and procedures of such program do not conflict with any other provisions of this Lease.

29.                               The Landlord reserves the right to rescind any of these rules and to make such other and further rules and regulations as, in Landlord’s judgment, may from time to time be needed for safety, care, maintenance, operation and cleanliness of the Building and for the preservation of good order therein, which, when so made and notice thereof shall have been given to any Tenant, shall have the same force and effect as if originally made part of the foregoing Lease, and such other and further rules shall not, however, be inconsistent with the proper and rightful enjoyment by the Tenant under the Lease of the Premises.  .

EXHIBIT “F”

RENEWAL OPTION

1.                                      Subject to: (a) Tenant not being in an Event of Default upon commencement of the Renewal Term or upon providing Tenant’s Notice; (b) Tenant not having assigned the Lease or subleased more than 25% of the Premises, Tenant shall have the option to renew the Lease Term (the “Renewal Option”) for one (1) additional period of five (5) years (the “Renewal Term”). The Renewal Term shall be upon the same terms and conditions of this Lease except that Fixed Rent shall be equal to 100% of the Market Rent (as determined below). Tenant shall notify Landlord, in writing, of its desire to exercise the Renewal Option at least ten (10) months prior to the expiration of the Lease Term (the “Tenant’s Notice”). Failure of Tenant to provide written notice within the time period required herein shall render Tenant’s option hereunder null and void and of no further force and effect.

2.                                       “Market Rent” shall be determined in accordance with the procedure set forth hereinafter:

A.           The parties shall have thirty (30) days after Landlord receives Tenant’s Notice in which to agree on the Market Rent for the Renewal Term. If the parties agree on the Market Rent during such thirty (30) day period, Landlord and Tenant shall promptly execute an amendment to this Lease setting forth the Market Rent for the Renewal Term.

B.           If the parties are unable to agree on the Market Rent within the thirty (30) day period, then, within ten (10) days after the expiration of that period, each party, at its cost and by giving notice to the other party, shall appoint a qualified licensed commercial real estate broker with at least ten (10) years full time commercial brokerage experience in the Route 128 West market to set the Market Rent for the Premises.  If a party does not appoint such a broker, the single broker appointed shall be the sole broker and shall set the Market Rent for the Premises.  The two brokers appointed by the parties as stated in this paragraph shall meet promptly and attempt to establish the Market Rent for the Premises.  If they are unable to agree within thirty (30) days after the second broker has been appointed, they shall attempt to select a third broker meeting the qualifications stated in this paragraph within ten (10) days after the last day the two brokers are given to set the Market Rent.  If they are unable to agree on the third (3rd) broker, either of the parties, by giving ten (10) days’ notice to the other party, can appeal to the nearest real estate board for the selection of a third broker who meets the qualifications stated in this paragraph.  Each of the parties shall bear one-half (1/2) of the cost of appointing the third broker and of paying the third broker’s fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either party.

C.           Within thirty (30) days after the selection of the third broker, a majority of the brokers shall set the Market Rent for the Premises.  If a majority of the brokers are unable to set the Market Rent within the stipulated period of time, the three valuations shall be added together and their total divided by three; the resulting quotient shall be the Market Rent for the Premises.

D.           If, however, the low valuation and/or high valuation are more than five percent (5%) lower and/or higher than the middle valuation, such low valuation and/or high valuation shall be disregarded.  If only one valuation is disregarded, the remaining two valuations shall be added together and their total divided by two; the resulting quotient shall be the Market Rent for the Premises.  If both the low valuation and the high valuation are disregarded the middle valuation shall be the Market Rent of the Premises.

F-1

EXHIBIT “G”

RIGHT OF OFFER

1.                                      Subject to: (a) any preexisting rights of other tenants in the Building as of the Effective Date; (b) Tenant not having assigned the Lease or subleased more than 25% of the Premises except to a Permitted Transferee; and (c) so long as Tenant is not in an Event of Default, when any space in the Building becomes available and Landlord intends to lease such space (the “Right of Offer Space”), Landlord shall have the on-going obligation to notify Tenant in writing (the “Right of Offer Notice”) setting forth all material terms upon which Landlord desires to enter into a lease with respect to the Right of Offer Space (the “Right of Offer”). Tenant shall have a period of ten (10) days after receipt of the Right of Offer Notice in which to advise Landlord by written notice to Landlord that Tenant desires to lease said Right of Offer Space on the terms and conditions set forth in the Right of Offer Notice.

2.                                      In the event Tenant exercises its rights to lease such Right of First Offer Space, Landlord and Tenant shall promptly enter into an amendment to this Lease evidencing the same. Failure of: (a) Tenant to timely notify Landlord of its desire to lease the Right of First Offer Space within the time period set forth above; or (b) failure of Tenant to enter into an amendment evidencing the same within thirty (30) days after receipt of such amendment from Landlord, shall be deemed a waiver of Tenant’s rights to the Right of First Offer Space hereunder and Landlord shall for twelve (12) months thereafter be free to enter into a mutually agreeable lease with any other party for the Right of First Offer Space so long as such terms and conditions are not materially more generous to the other third party which shall be deemed to permit Landlord to lease the Right of Offer Space for not less than ninety percent (90%) of the net effective rental rate. If no such lease is entered into within such twelve (12) month period, Landlord shall again offer the Right of First Offer Space to Tenant as set forth herein.  For purposes herein, the “net effective rental rate” shall be the net present value of the rent and additional rent payable under such offer, taking into account any allowances and the fair market value of any work to be performed by Landlord at its expense in connection with any such proposed transaction.

3.                                      For purposes of confirmation herein, if Landlord plans on leasing the Right of Offer Space on terms and conditions that are materially more generous to the other third party, prior to leasing such space to the third party, Landlord shall again be required to notify Tenant pursuant to the Right of Offer Notice and the terms and conditions pursuant to Section 1 of this Exhibit G set forth above. If Tenant fails to lease such Right of Offer Space due to the reasons set forth in Section 2(a) and Section 2(b) above and the Right of Offer Space later becomes available for lease and Landlord intends to lease such space, Landlord shall again be required to notify Tenant pursuant to the Right of Offer Notice in Section 1 of this Exhibit G. Furthermore, if Tenant fails to lease the Right of Offer Space due to the reasons set forth in Section 2(a) and Section 2(b) above and Landlord does not enter into a lease for the Right of Offer Space within twelve (12) months from the date of such failure, Landlord shall again be required to notify Tenant pursuant to the Right of Offer Notice in Section 1 of this Exhibit G.

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EXHIBIT “H”

ROOF RIGHTS AND ROOF EQUIPMENT

1.                                      Location. Subject to the prior approval of Landlord’s structural engineer, , which shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right to install, operate, and maintain, at no additional cost to Tenant, an emergency generator, HVAC equipment, antennas, satellite dishes and similar equipment (collectively, the “Roof Equipment”) on the roof of the Building in an area designated by Landlord (such area to be known as the “Roof Equipment Area”) and subject to plans and specifications reasonably approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord, at its sole discretion, may require Tenant to relocate the Roof Equipment at any time to another area on the roof of the Building and for any reason provided, however, that Landlord pays for the reasonable cost of such relocation.

2.                                      Condition of Roof Equipment Area. The Roof Equipment Area shall be provided to Tenant in its “as-is, where is” condition. Landlord makes no representation or warranty that the Roof Equipment Area or Building is fit for Tenant’s intended use or permitted by law.

3.                                      Cost of Installation. Tenant, at its sole cost and expense, shall pay for any and all expenses in connection with preparation of the Roof Equipment Area or installation of the Roof Equipment. Tenant, at its sole cost and expense, shall obtain and maintain any municipal, state or federal permits and/or licenses required for the installation and operation of the Roof Equipment. Tenant, at its sole cost and expense, shall comply with all Legal Requirements with respect to the Roof Equipment and Roof Equipment Area.

4.                                      Roof Penetration and Warranty. Tenant shall not use the Roof Equipment Area or Roof Equipment in such a manner that would jeopardize or invalidate Landlord’s existing roof warranty. In addition, Tenant shall use Landlord’s designated roof contractor with respect to roof penetrations and monitoring when installing the Roof Equipment and Tenant shall be responsible for maintaining the Roof Equipment in a manner in which to preserve Landlord’s roof warranty. Any roof penetrations necessary in connection with the installation, maintenance or repair of the Roof Equipment are to be made by Landlord’s roof contractor, at Tenant’s sole cost and expense.

5.                                      Maintenance of Roof Equipment. Tenant, at its sole cost and expense, shall keep the Roof Equipment Area, Roof Equipment and all related equipment in good condition and repair and shall be responsible for all maintenance and repair in connection with the Roof Equipment Area and the Roof Equipment.

6.                                      Access to Roof and Roof Equipment Area. Tenant and any of its agents or contractors shall not have access to the roof of the Building unless Tenant has: (a) given Landlord at least twenty four (24) hours advance notice; and (b) Tenant is accompanied by Landlord or its agent; and (c) such access occurs during Business Days during Business Hours.

7.                                      Interference. Landlord shall use reasonable efforts to accommodate Tenant, however, the Roof Equipment shall not be installed so as to interfere with the use or operation of any communications equipment previously installed on the roof of the Building or the operations of any Tenant in the Building as of the Effective Date. Landlord shall not be responsible for any signal interference or signal straying in connection with the Roof Equipment.  In any future leases, Landlord shall provide that tenants shall not install communications equipment that interferes with existing Roof Equipment.

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8.                                      Not Assignable. Tenant’s rights pursuant to this Exhibit H are personal to Tenant and may not be assigned or transferred to any other party without the prior written consent of Landlord.

9.                                      No Further Collocation. Tenant shall not permit any other party to locate equipment in the Roof Equipment Area or collocate on the Roof Equipment without the prior written consent of Landlord.

10.                               Changes to Roof Equipment Area. Any changes to the Roof Equipment deviating from those originally approved by Landlord must be reapproved by Landlord.

11.                               Removal of Roof Equipment. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost and expense, shall remove the Roof Equipment and all related equipment leaving the Roof Equipment Area in the same condition existing on the Effective Date, reasonable wear and tear excepted. Tenant shall be responsible for the cost of repairing any and all damage to the Roof Equipment Area, the roof of the Building, or any other areas of the Building in connection the installation, maintenance, repair, and/or operation of the Roof Equipment. Landlord may request that Tenant leave any or all of the Roof Equipment.

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EXHIBIT “I”

PROGRESS PLANS

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